SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                             JOHN WILEY & SONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid: _________________________________________

          2)   Form, Schedule or Registration Statement No.: ___________________

          3)   Filing Party: ___________________________________________________

          4)   Date Filed: _____________________________________________________

----------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                         COVER LETTER FOR EDGAR FILING
                        1999 PRELIMINARY PROXY STATEMENT
                            JOHN WILEY & SONS, INC.


                                                                   July 16, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re:  1999 Proxy Statement
          John Wiley & Sons, Inc. (the "Company")
          File #1-11507

Dear Sir or Madam:

     On behalf of the Company and pursuant to Rule 14a-6(a) of Regulation 14A of the Securities Exchange Act of 1934, we are electronically transmitting via EDGAR a preliminary proxy statement and forms of proxy to be filed by the Company. These preliminary copies are being filed with the Commission more than ten days prior to the August 6, 1999 date on which we intend to submit definitive materials to our securities holders.

     Following the Annual Meeting, we intend to register with the Securities and Exchange Commission the additional securities covered in the Long Term Incentive Plan, a copy of which is annexed to this Proxy Statement as Exhibit A.

     If you have any questions concerning this filing, please contact Josephine Bacchi, Corporate Secretary of the Company, at 212-850-6101.


                                            Sincerely,

                                            /s/ Josephine Bacchi
                                            Josephine Bacchi
                                            Corporate Secretary

cc. R.S. Rudick, Esq.

PRELIMINARY PROXY STATEMENT

                                                  605 Third Avenue
                                                  New York, NY 10158
                                                  (212) 850-6000


John Wiley & Sons, Inc.                           Bradford Wiley II
                                                  Chairman of the Board


                                                  August 6, 1999


TO OUR SHAREHOLDERS:

     We cordially invite you to attend the 1999 Annual Meeting of Shareholders to be held Thursday, September 16, 1999 at 9:30 in the morning, at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York. The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B Shareholders are enclosed with this letter. The matters listed in the Notice of Meeting are described in the attached Proxy Statement.

     The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company's affairs, and encourages those entitled to vote at this annual meeting to take the time to do so. We hope you will attend the meeting, but whether or not you expect to be personally present, please vote your shares, either by signing, dating and promptly returning the enclosed proxy card (or, if you own two classes of shares, both proxy cards)in the accompanying post-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will assure that your shares are represented at the meeting. Even though you execute this proxy, or vote by telephone, or via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet)or by voting in person at the Annual Meeting. If you attend the meeting you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, or voted by telephone, or via the Internet.

     Your vote is important to us, and we appreciate your prompt attention to this matter.



                                                   Sincerely,


                                                   /s/ Bradford Wiley

                                                   Chairman of the Board

John Wiley & Sons, Inc., 605 Third Avenue, New York, NY 10158  (212)850-6000

                            NOTICE OF ANNUAL MEETING
                                                  of Shareholders
                                                  to be held
                                                  September 16, 1999

To our Shareholders:

     The Annual Meeting of Shareholders of John Wiley & Sons, Inc. (the "Company")will be held at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York, on Thursday, September 16, 1999 at 9:30 A.M., for the following purposes:

     1. To elect a board of ten (10)directors, of whom three (3)are to be elected by the holders of Class A Common Stock voting as a class and seven
(7) are to be elected by the holders of Class B Common Stock voting as a class.

     2. To consider and act upon the adoption of the Long Term Incentive Plan, described in the attached Proxy Statement.

     3. To consider and act upon the adoption of the Executive Annual Incentive Plan, described in the attached Proxy Statement.

     4. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to authorize 180,000,000 shares of Class A Common Stock and 72,000,000 shares of Class B Common Stock, as described more fully in the attached Proxy Statement.

     5. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the fiscal year ending April 30, 2000.

     6. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on July 23, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     Please vote by proxy in one of these ways:

     o Use the toll-free telephone number shown on your proxy card or voting instructions form (if you receive proxy materials from a broker or bank);

     o    Visit the Internet website at www.proxyvoting.com/johnwiley; or

     o Mail, date, sign and promptly return your proxy card in the post prepaid envelope provided.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                        JOSEPHINE A. BACCHI
                                                        Secretary
August 6, 1999
New York, New York




     Your vote is important to us. Whether or not you plan to be present at the Annual Meeting, please vote your proxy either via the Internet, by telephone, or by mail. Signing and returning the proxy card, or voting via the Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting.

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held on September 16, 1999 at the time and place set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock, together with the Company's Annual Report to Shareholders for the fiscal year ended April 30, 1999 ("fiscal 1999"), are being first sent or given to shareholders on August 6, 1999.

     The executive offices of the Company are at 605 Third Avenue, New York, New York 10158.

                                TABLE OF CONTENTS

     |_|  Voting Securities, Record Date, Principal Holders, page 2

     |_|  Certain Information Concerning the Board, page 4

     |_|  Election of Directors, page 5

     |_|  Executive Compensation, page 10

     |_|  Proposal to Adopt the Long Term Incentive Plan, page 17

     |_|  Proposal to Adopt the Executive Annual Incentive Plan, page 22

     |_|  Proposal to Amend the Restated Certificate of Incorporation, page 23

     |_|  Proposal to Ratify Appointment of Independent Public Accountants, page
          24

     |_|  Manner and Expenses of Solicitation of Proxies, page 24

     |_|  Deadline for Submission of Shareholder Proposals, page 25

     |_|  Other Matters, page 25

I.   Voting Securities--
     Record Date--
     Principal Holders

     Only shareholders of record at the close of business on July 23, 1999 are entitled to vote at the Annual Meeting of Shareholders on the matters that may come before the Annual Meeting.

     At the close of business on July 23, 1999, there were approximately [ ] shares of Class A Common Stock, par value $1.00 per share (the "Class A Stock"), and [ ] shares of Class B Common Stock, par value $1.00 per share (the "Class B Stock"), issued and outstanding and entitled to vote, except for 184,378 shares of Class A Stock which are restricted shares and may not be voted until restrictions lapse (see Summary Compensation Table on page 12). All references in the Proxy Statement to the number of Class Aand Class B shares issued, reserved for issuance pursuant to options, or otherwise, and/or held in treasury have been adjusted to reflect the two-for-one stock distributions to shareholders of record on October 2, 1998 and May 14, 1999.

     The holders of Class A Stock, voting as a class, are entitled to elect three (3) directors, and the holders of Class B Stock, voting as a class, are entitled to elect seven (7) directors. Each outstanding share of Class A and Class B Stock is entitled to one vote for each Class A or Class B director, respectively. The presence in person or by proxy of a majority of the outstanding shares of Class A or Class B Stock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors. All elections shall be determined by a plurality of the class of shares voting thereon. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     The holders of the Class A and Class B Stock vote together as a single class on all other business that properly comes before the Annual Meeting, with each outstanding share of Class A Stock entitled to one-tenth (1/10) of one vote and each outstanding share of Class B Stock entitled to one vote.

     The affirmative vote of the holders of a majority of votes entitled to be cast will be required to approve the amendment to the Company's Restated Certificate of Incorporation. Because abstentions and non-votes are not affirmative votes they will have the same effect as votes against this proposal. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the Long Term Incentive Plan, the Executive Annual Incentive Plan and the ratification of auditors, which require approval by a majority of votes cast at the Annual Meeting, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

     The following table and footnotes set forth, at the close of business on July 23, 1999, information concerning each person owning of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A or Class B Stock. The table below was prepared from the records of the Company and from information furnished to it.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Percent of
                                               Class of               Common Stock                 Percent      Total Voting
                 Name and Address                Stock             Owned Beneficially             of Class          Power
------------------------------------------------------------------------------------------------------------------------------------
Deborah E. Wiley                                   A                         1,400,437                   %               %
  605 Third Avenue                                 B                         2,779,086                   %               %
  New York, New York(1)(2)(4)(5)(6)(7)

Peter Booth Wiley                                  A                         1,380,529                   %               %
  605 Third Avenue                                 B                         2,716,975                   %               %
  New York, New York(1)(2)(3)(6)(7)

Bradford Wiley II                                  A                         1,355,541                   %               %
  605 Third Avenue                                 B                         2,717,775                   %               %
  New York, New York(1)(3)(4)(6)(7)

The Bass Management Trust                          A                         6,473,569                   %               %
and Certain Other Persons                          B                             9,600                  --               %
and Entities
  201 Main Street
  Fort Worth, Texas(8)

Warburg Pincus Counsellors Inc.                    A                         5,396,920                   %               %
  New York, NY                                     B                            26,230                   %               %
  Investment Manager(9)

GeoCapital Corporation                             A                         4,241,280                   %               %
  New York, NY
  Investment Manager(9)

Pioneering Management Corporation                  A                         3,575,400                   %               %
  Boston, MA
  Investment Manager(9)

United States Trust Company of                     A                         2,864,862                   %               %
New York
  New York, NY
  Investment Manager(9)

Theodore L. Cross and Certain                      A                         2,410,704                   %               %
Other Persons and Entities                         B                         1,251,952                   %               %
  200 West 57th Street
  New York, New York(10)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(l) Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and investment power with respect to 4,240,624 shares of Class B Stock under trusts for the benefit of Bradford Wiley II, Deborah E. Wiley, and Peter Booth Wiley. For purposes of this table, each is shown as the owner of one-third of such shares.

(2) Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and investment power with respect to 875,136 shares of Class A Stock and 583,424 shares of Class B Stock under a trust for the benefit of Bradford Wiley II. For purposes of this table, each is shown as the owner of one-half of such shares.

(3) Peter Booth Wiley and Bradford Wiley II, as co-trustees, share voting and investment power with respect to 875,136 shares of Class A Stock and 583,424 shares of Class B Stock under a trust for the benefit of Deborah E. Wiley. For purposes of this table, each is shown as the owner of one-half of such shares.

(4) Bradford Wiley II and Deborah E. Wiley, as co-trustees, share voting and investment power with respect to 875,136 shares of Class A Stock and 583,424 shares of Class B Stock under a trust for the benefit of Peter Booth Wiley. For purposes of this table, each is shown as the owner of one-half of such shares.

(5) Includes 1,808 shares of Class A Stock which Deborah E. Wiley has the option to purchase under an option granted under the Company's 1987 Incentive Stock Option and Performance Stock Plan.

(6) Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as general partners of a limited partnership, share voting and investment power with respect to 297,680 shares of Class B Stock owned by the partnership. For purposes of this table, each is shown as the owner of one-third of such shares.

(7) Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of such shares.

(8) Based on filings with the Securities and Exchange Commission pursuant to Regulation 13D of the Securities Exchange Act of 1934, includes The Bass Management Trust, Perry R. Bass, Nancy L. Bass, Lee M. Bass, Portfolio I Investors, L.P., and certain other persons.

(9) Based on filings with the Securities and Exchange Commission, including filings pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, and other information deemed reliable by the Company.

(l0) Based on filings with the Securities and Exchange Commission pursuant to Regulation 13D of the Securities Exchange Act of 1934, includes Theodore L. Cross, Mary S. Cross, Amanda B. Cross, Lisa W. Pownall-Gray, and the Louisville Charitable Remainder Unit Trust.
--------------------------------------------------------------------------------

II.  Certain
     Information
     Concerning
     the Board

     The Board of Directors is currently composed of 10 members. Two directors, Bradford Wiley II and Peter Booth Wiley, are brothers.

     The Board met six times during fiscal 1999. Board committees met a total of 10 times during fiscal 1999 and acted once by written consent. No director attended fewer than 75% of the aggregate number of meetings of the Board and of the committees on which such director sat. Below is information regarding the current standing committees of the Board.

     Executive Committee. The Executive Committee, which currently consists of Dr. McKinnell as Chairman, Messrs. Fernald, Pesce and Taylor, exercises the powers of the Board as appropriate in any case where immediate action is required and the matter is such that an emergency meeting of the full Board is not deemed necessary or possible. The Committee did not meet during fiscal 1999.

     Audit Committee. The Audit Committee, which currently consists of Dr. Baker as Chairman, Messrs. Fernandes, Franklin and Taylor, assists the Board of Directors in fulfilling its fiduciary responsibilities with respect to the accounting policies, internal controls and reporting practices of the Company and its subsidiaries, and the sufficiency of auditing relative thereto. It recommends to the Board the firm of independent public accountants which is to be engaged to audit the books and records of the Company, and reviews with management and the outside auditors the Company's financial statements and the auditors' report thereon. The Committee also maintains financial oversight of the Company's employees' retirement and other benefit plans, and makes recommendations to the Board with respect to such matters. The Committee met three times during fiscal 1999.

     Governance and Compensation Committee. The Governance and Compensation Committee, which currently consists of Dr. Sutherland as Chairman, Mr. Fernald, Dr. McKinnell, Jr., and Mr. P. Wiley, assists the Board in the selection of Board members and in making the Board as effective as possible through suggestions and periodic evaluations. The Committee evaluates the performance of the chief executive officer and reports its recommendations to the Board. It reviews and approves the principles and policies for compensation and benefit programs company-wide, and monitors the implementation and administration of such programs; oversees compliance with governmental regulations and accounting standards with respect to employee compensation and benefit programs; and monitors executive development practices in order to insure succession alternatives for the organization. The Committee also grants options and makes awards under the 1991 Key Employee Stock Plan. The Committee met seven times during fiscal 1999 and acted once by written consent.

Directors'
Compensation

     Non-employee directors receive an annual retainer of $15,000 and committee chairmen receive an additional annual retainer of $3,000. Non-employee directors receive $1,500 per meeting for attendance at each Board or committee meeting and $1,500 per diem for special assignments performed at the request of the Company. Prior to September 17, 1998, non-employee directors received an annual retainer of $12,000, $1,000 for each meeting they attended, and $1,000 per diem for special assignments. Directors who are employees do not receive an annual retainer or a fee for attendance at Board or committee meetings.

     Under the Company's 1990 Director Stock Plan (the "Director Plan"), non-employee directors receive an automatic annual award of shares of Class A Stock equal in value to 50 percent of the total cash compensation, excluding expense reimbursement, received by such directors. The shares are valued at their closing price on the date of the annual shareholders meeting or, if no shares were traded on such date, on the next preceding date on which the shares were so traded. The total number of shares awarded in fiscal 1999 was 8,528 Class A shares at the per share market value of $14.6563. Under the Director Plan, eligible directors may also elect to receive all or a portion of their cash compensation in the form of Class A Stock. Seven of the eight eligible directors currently have made this election.

     The Company also has a Deferred Compensation Plan for Directors' Fees ("Deferred Plan"), in which non-employee directors are eligible to participate. The purpose of the Deferred Plan is to provide eligible directors with flexibility in their tax planning. No director currently participates in this plan.

Insurance with
Respect to
Indemnification
of Directors
and Officers

     The By-Laws of the Company provide for indemnification of directors and officers in connection with claims arising from service to the Company, to the extent permitted under the New York State Business Corporation Law. The Company carries insurance in the amount of $20,000,000 with Chubb Insurance Company and the National Union Insurance Company at an annual premium of $103,000. The current policy expires on November 14, 2001. No sums have been paid under this policy.

III. Election of
     Directors

     Ten (10)directors are to be elected to hold office until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. Unless contrary instructions are indicated or the proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors. Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card, or follow the directions given by the telephone voting service or the Internet voting site. THE HOLDERS OF CLASS A STOCK ARE ENTITLED TO ELECT 30% OF THE ENTIRE BOARD. AS A CONSEQUENCE, THREE (3)DIRECTORS WILL BE ELECTED BY THE HOLDERS OF CLASS A STOCK. THE HOLDERS OF CLASS B STOCK ARE ENTITLED TO ELECT SEVEN (7)DIRECTORS.

     All the nominees are currently directors of the Company, and were elected to their present terms of office at the Annual Meeting of Shareholders held in September 1998. Except as otherwise indicated, all of the nominees have been engaged in their present principal occupations or in executive capacities with the same employers for more than the past five years.

     Bradford Wiley II, William J. Pesce and Josephine A. Bacchi have agreed to represent shareholders submitting proper proxies by mail, via the Internet, or telephone, and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards, by telephone or via the Internet. Although the Board of Directors has no reason to believe that any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named above may vote for another person at their discretion.

          Directors to be Elected by Class A Shareholders
          ----------------------------------------------------------------------

[PHOTO] Larry Franklin, a director since 1994, became Chairman, Chief Executive Officer and Director of Harte-Hanks, Inc., an international direct marketing company, on May 5, 1999. Previously, he was President, Chief Executive Officer and Director. He is a Director of United Way of San Antonio and Bexar County, and Southwest Foundation for Biomedical Research. Age 57.

[PHOTO] Henry A. McKinnell, Jr., a director since 1996, has been President, Pfizer, Inc., a research-based pharmaceutical firm, since May 1999, and President, PPG since January 1996. Previously, he served as Executive Vice President and Chief Financial Officer of Pfizer, Inc., and President of Pfizer's Medical Technology Group from 1993 to 1995. He is a Director of Pfizer, Inc., Aviall, Inc., and Dun & Bradstreet, Inc. He is a member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America, the Healthcare Leadership Council, Chairman of the Business-Higher Education Forum, and Vice Chairman of the Committee for Economic Development. He is also a Trustee of the New York Police Foundation and the New York Public Library. Age 56.

[PHOTO]   Thomas M. Taylor, a director since 1994, has been President of Thomas
          M. Taylor & Co., an investment consulting company, since 1985. He is a Director of Encal Energy Ltd.; Kirby Corp.; MacMillan Bloedel Ltd.; Moore Corporation Limited; Agrium, Inc.; and Meditrust Corporation. Age 56.


          Directors to be Elected by Class B Shareholders
          ----------------------------------------------------------------------

[PHOTO] Warren J. Baker, a director since 1993, has been President, California Polytechnic State University since 1979 and was a Member of the National Science Board from 1985 to 1994. He was a Regent of the American Architectural Foundation from 1995 to 1998, and was Chair of the Board of Directors of the ASCE Civil Engineering Research Foundation from 1989 to 1991. He is a Fellow in the American Society of Civil Engineers; a Member of the Board of Directors of the California Council on Science and Technology; and Co-Chair of the California Joint Policy Council on Agriculture and Higher Education. Age 61.

[PHOTO] H. Allen Fernald, a director since 1979, is President and Chief Executive Officer of Down East Enterprise, Inc., a magazine and book publisher. He is a Director of Maine Community Foundation; a member and past Chair of the University of Maine President's Council; a Director of United Publishing, Inc.; Sun Journal Publishing, Inc.; Foreside Company, Inc.; and University of Maine Press. Age 67.

          Directors to be Elected by Class B Shareholders
          ----------------------------------------------------------------------

[PHOTO] Gary J. Fernandes, a director since 1989, has been the Managing General Partner of Convergent Partners, a private equity fund, since January 1999. Previously, he was Vice Chairman of EDS, from which he retired on December 1998. He is a Director of 7-Eleven, Inc., and PageNet Corporation; and a Member of the Board of Governors of Boys & Girls Clubs of America. Age 56.

[PHOTO] William J. Pesce has been President and Chief Executive Officer and a director since May 1, 1998. He was previously Chief Operating Officer since May 1997; Executive Vice President, Educational and International Group since February 1996; and before that Vice President, Educational Publishing since September 1989. He is a Member of the Board of Overseers, The Stern School of Business at New York University. Age 48.

[PHOTO] William R. Sutherland, a director since 1987, is Vice President, Sun Microsystems, Inc., a manufacturer of network and computing equipment, and was the Director of Sun Microsystems Laboratories from July 1993 to October 1998. He was previously Deputy Director since March 1991, and was Vice President and Treasurer, Sutherland Sproull & Associates, Inc., an information and technology consulting firm. He is a partner in Advanced Technology Ventures, a venture capital firm, and a former Director of Newmarket Venture Capital, PLC. Age 63.

[PHOTO] Bradford Wiley II, a director since 1979, has been Chairman of the Board since January 1993, and was an editor in the College Division from 1989 to 1998. He was previously a newspaper journalist, viticulturist and winery manager. Age 58.

[PHOTO] Peter Booth Wiley, a director since 1984, is an author and journalist. He is a Member of the Board of the Friends of the San Francisco Public Library, and a member of the Board of the Data Center, a social action research library. Age 56.

      Set forth below are the shares of the Company's Class A and Class B Stock beneficially owned by the current directors, and the executive officers named in the Summary Compensation Table on page 12 and all directors and executive officers of the Company as a group as of July 23, 1999.

------------------------------------------------------------------------------------------------------------------------------------
                                            Shares of
                                           Class A and             Additional
                                          Class B Stock             Shares                                   Percent     Percent of
                                           Beneficially           Beneficially                                 of       Total Voting
                                             Owned(1)               Owned(2)                 Totals          Class(1)      Power
------------------------------------------------------------------------------------------------------------------------------------
Warren J. Baker                         A         10,952                                   A       10,952      --              %
                                        B             --                                   B           --      --              %

H. Allen Fernald                        A         35,258                                   A       35,258      --              %
                                        B          5,440                                   B        5,440      --              %

Gary J. Fernandes                       A         26,287                                   A       26,287      --              %
                                        B             --                                   B           --      --              %

Larry Franklin                          A         17,838                                   A       17,838      --              %
                                        B             --                                   B           --      --              %

Timothy B. King                         A         50,982         A       107,746           A      158,728      --              %
                                        B             --                                   B           --      --              %

Stephen A. Kippur(3)(4)                 A        182,399         A       137,612           A      320,011                      %
                                        B             --                                   B           --      --              %

Henry A. McKinnell, Jr.                 A          4,323                                   A        4,323      --              %
                                        B             --                                   B           --      --              %

William J. Pesce(3)(4)                  A        226,072         A       277,720           A      503,792           %          %
                                        B             --                                   B           --      --              %

Richard S. Rudick(3)                    A        277,908         A        96,340           A      374,248           %          %
                                        B         56,576                                   B       56,576           %          %

William R. Sutherland                   A         32,182                                   A       32,182      --              %
                                        B             --                                   B           --      --              %

Thomas M. Taylor(12)                    A        893,841                                   A      893,841           %          %
                                        B          8,000                                   B        8,000      --              %

Robert D. Wilder(3)(4)                  A        173,353         A       123,360           A      296,713           %          %
                                        B          6,400                                   B        6,400      --              %

Bradford Wiley II(5)(6)(8)(9)(10)(11)   A      1,355,541                                   A    1,355,541           %          %
                                        B      2,717,775                                   B    2,717,775           %          %

Peter Booth Wiley(5)(6)(7)(8)(10)(11)   A      1,380,529                                   A    1,380,529           %          %
                                        B      2,716,975                                   B    2,716,975           %          %

All directors and executive             A      6,182,713         A       813,024           A    6,995,737           %          %
officers as a group                     B      8,290,268                                   B    8,290,268           %          %
(17 persons)
------------------------------------------------------------------------------------------------------------------------------------

(1) In the table, percent of class was calculated on the basis of shares beneficially owned as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, compared with shares issued and outstanding plus shares which might be issued pursuant to the exercise of certain options. This table is based on the information provided by the individual directors or executives.

(2) Options exercisable under the Company's stock option plans which may be acquired on or before October 5, 1999.

(3) Includes Class A shares of restricted stock subject to forfeiture awarded under the Company's long-term incentive plans (see Summary Compensation Table, footnote (a), page 12) as follows: Mr. Pesce - 87,754 shares; Mr. Kippur - 32,107; Mr. Wilder - 27,017 shares; Mr. Rudick - 15,236 shares and Mr. King - 15,290 shares.

(4) Includes restricted stock subject to forfeiture awarded under the terms of the Executive Employment Agreements, described on page 14, as follows: Mr. Pesce - 26,664 shares; Mr. Kippur - 26,664 shares; and Mr. Wilder - 26,664 shares.

(5) Bradford Wiley II and Peter Booth Wiley, as co-trustees with Deborah E. Wiley, share voting and investment power with respect to 4,240,624 shares of Class B Stock under trusts for the benefit of Bradford Wiley II, Deborah
     E. Wiley, and Peter Booth Wiley. For purposes of this table, each is shown as the owner of one-third of such shares.

(6) The totals shown for Bradford Wiley II and Peter Booth Wiley do not include 354,480 shares of Class B Stock which they have the right to acquire in exchange for Class A Stock from certain persons upon any proposed disposition of such Class B Stock, upon the deaths of such persons or upon termination of a trust.

(7) Peter Booth Wiley, as co-trustee with Deborah E. Wiley, shares voting and investment power with respect to 875,136 shares of Class A Stock and 583,424 shares of Class B Stock under a trust for the benefit of Bradford Wiley II. For purposes of this table, Peter Booth Wiley is shown as the owner of one-half of such shares.

(8) Peter Booth Wiley and Bradford Wiley II, as co-trustees, share voting and investment power with respect to 875,136 shares of Class A Stock and 583,424 shares of Class B Stock under a trust for the benefit of Deborah E. Wiley. For purposes of this table, each is shown as the owner of one-half of such shares.

(9) Bradford Wiley II, as co-trustee with Deborah E. Wiley, shares voting and investment power with respect to 875,136 shares of Class A Stock and 583,424 shares of Class B Stock under a trust for the benefit of Peter Booth Wiley. For purposes of this table, Bradford Wiley IIis shown as the owner of one-half of such shares.

(10) Bradford Wiley II and Peter Booth Wiley, as co-trustees with Deborah E. Wiley, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther
     B. Wiley. For purposes of this table, each is shown as the owner of one-third of these shares.

(11) Bradford Wiley II and Peter B. Wiley, as general partners of a limited partnership with Deborah E. Wiley, share voting and investment power with respect to 297,680 shares of Class B Stock owned by the partnership. For purposes of this table, each is shown as the owner of one-third of such shares.

(12) Mr. Taylor may be deemed to be the beneficial owner of 850,200 shares of the Class AStock and 8,000 shares of Class BStock beneficially owned by Portfolio I because of his position as the President, sole director and sole stockholder of Trinity Capital Management, Inc., which is the sole general partner of Trinity I Fund, L.P., which is the sole stockholder of Portfolio Associates, Inc., which in turn is the sole general partner of Portfolio I. Mr. Taylor may be deemed to be the beneficial owner of 36,400 shares of Class A Stock owned by Taylor & Co. because he is the President and a controlling person of Taylor & Co.
--------------------------------------------------------------------------------

Section 16(a) Beneficial
Ownership Reporting
Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1999, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report covering one transaction for 2,000 Class A shares was inadvertently filed after the due date by Josephine A. Bacchi.

IV. Executive
Compensation

Report of the
Governance and
Compensation
Committee

Executive Compensation Policies. The Company's executive compensation program is administered by the Governance and Compensation Committee of the Board of Directors (the "Committee") composed of four independent directors. The objectives which guide the Committee in formulating its recommendations are to:


     o Attract and retain executives of the highest caliber by compensating them at levels which are competitive in the market place.

     o Motivate and reward such executives based on corporate, business unit and individual performance through compensation systems and policies which include variable incentives.

     o Align executives' and shareholders' interests through awards of equity components dependent upon the performance of the Company and the operating divisions, as well as the individual performance of each executive.

     Annually the Committee reviews a compensation survey as a guidepost to determine whether the Company's compensation levels and programs are competitive and meet the Committee's stated objectives. The most recent survey compiled by Towers Perrin includes publishing companies regarded as comparable and for which comparable data are available, as well as other companies in the northeast region of the United States more comparable in size to the Company. The Committee recommends to the Board for its ultimate determination the total targeted compensation and the proportion of the various components of the compensation program including salary and targeted annual and long-term incentives, based upon each executive's role in the Company and level of responsibilities.

     The Committee believes that ordinarily it is in the best interest of the Company to retain maximum flexibility in its compensation programs to enable it to appropriately reward, retain and attract executive talent necessary to the Company's success. To the extent such goals can be met with compensation that is designed to be deductible under Section 162(m)of the Internal Revenue Code of 1986, as amended (the "Code"),such as the Long Term Incentive Plan and the Executive Annual Incentive Plan described in this Proxy Statement, such compensation plans will be used. However, the Committee recognizes that in appropriate circumstances, compensation that is not deductible under Section 162(m) may be paid at the Committee's discretion.

Annual Executive Compensation. Annual executive compensation is comprised of base salary and, if earned, a variable cash incentive. The annual incentive is based on the achievement of quantitative financial performance goals, as well as individual non-quantitative objectives. Targeted annual incentives for fiscal 1999 range from 70% of salary for Mr. Pesce and from 40% to 60% for other executives. At the beginning of each fiscal year, the Committee recommends to the Board for approval the base salaries, the targeted incentives, the financial performance measures, and goals on which incentives may be earned, including the threshold or minimum level of performance below which no incentives will be paid. Divisional performance measures and targets are also set for certain executives with divisional as well as corporate responsibilities.

     At the end of the fiscal year, the Committee evaluates performance against the financial goals and individual objectives, and submits to the full Board for approval a recommended annual payout, if any, for each executive. No incentive is payable, regardless of whether individual objectives are met or exceeded, unless the threshold is reached on at least one financial measure. Payouts, if any, can range from 25% to 175% of the targeted incentive depending upon the level of the achievement of financial goals and individual objectives between threshold and outstanding levels of performance. In fiscal 1999 on a weighted average basis, performance against financial goals was above target and less than outstanding.

Long Term Executive Compensation. The long-term component of the compensation is comprised of (i) a targeted variable incentive payable in cash and/or restricted performance shares, and (ii) stock option grants of Class A Stock. At the beginning of each fiscal year a new three-year cycle begins. The Committee reviews and submits to the full Board for approval its recommendations for participants in the long-term plan, the number of stock options to be granted, the targeted incentive, the financial performance measures and goals, and threshold and outstanding levels of performance that must be achieved by the Company and, where relevant, the division for which the participant is responsible.

     At the end of the three fiscal-year cycle, the Committee evaluates performance against the goals and recommends to the full Board for approval the appropriate payout for each executive and the portion to be paid in cash and/or restricted performance shares. No long term incentive is payable unless the threshold is reached on at least one financial measure. Payouts, if any, to individual executives can range from 25% to 200% of the targeted incentive depending upon the level of aggregate achievement between the threshold and outstanding levels of financial performance.

     Option grants are generally awarded on an annual basis, have terms of ten years and generally vest as to 50% in the fourth year and 50% in the fifth year from the date of grant. All employees' stock options have exercise prices which are equal to the current market price of Class A Stock as of the grant date. The ultimate value of the stock option grants is aligned with increases in shareholder value and is dependent upon increases in the market price per share over and above the grant price. In fiscal 1999, all executives, including Mr. Pesce, received approximately 70% of their targeted long term incentive in stock option awards.

Chief Executive Officer Compensation. Based on the Governance and Compensation Committee's performance evaluation review of Mr. Pesce, and in consideration of his promotion from Chief Operating Officer to Chief Executive Officer, the Committee recommended and the Board approved a base salary increase for fiscal 1999 of 25% ($360,000 to $450,000) and an annual incentive award of $478,444, representing 52% of the total annual compensation.

     The performance review reflected the Company's achievement of financial, as well as certain strategic goals, and Mr. Pesce's contribution to those achievements.

     Mr. Pesce also received a long term compensation payout of $63,645 in cash and 8,348 shares of restricted performance shares with the restrictions lapsing as to 50% at the end of fiscal 2000 and 2001, respectively. This payout was based on the Company's performance against income and cash flow goals.

     During fiscal 1999, Mr. Pesce, as part of his long term compensation plan, received a grant of options to purchase 183,200 shares of Class A Stock, exercisable as to 91,600 shares on and after April 30, 2002, and 91,600 on and after April 30, 2003, at an option price of $13.75 per share, the market price at date of grant. Pursuant to his appointment as President and Chief Executive Officer on May 1, 1998, Mr. Pesce received a grant of options to purchase 300,000 shares of Class A Stock, fully exercisable on or after April 30, 2003, at an option price of $13.89 per share, the market price on the date of grant. In addition, on September 16, 1998, the Committee awarded Mr. Pesce a grant of options to purchase 94,436 shares of Class A Stock, exercisable as to 47,218 shares on or after April 30, 2001 and 47,218 shares on or after April 30, 2002, at an option price of $14.5738 per share, the market price on the date of grant. This award reflects the increased responsibilities Mr. Pesce assumed during the latter parts of the fiscal 1997 and 1998 long term plan cycles when he became President and Chief Executive Officer.

     In approving the compensation reflected in the tables on page 12, the Committee considered the Company's strong financial performance during fiscal 1999 and Mr. Persce's achievement of important strategic objectives.

     Governance and Compensation Committee

                         William R. Sutherland, Chairman

       H. Allen Fernald      Peter B. Wiley      Henry A. McKinnell, Jr.

Performance Graph

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


                                         1994            1995             1996               1997            1998          1999
                                       ---------------------------------------------------------------------------------------------
John Wiley & Sons, Inc. Class A        $100.00         $130.23          $160.47            $140.12         $257.56        $376.16
Dow Jones World
  Publishing Index                      100.00          102.10           133.26             146.08          182.93        217.18
Russell 2000                            100.00          105.39           137.91             135.81          191.21        171.38
------------------------------------------------------------------------------------------------------------------------------------

The above graph provides an indicator of the cumulative total return to shareholders of the Company's Class A Common Stock as compared with the cumulative total return on the Russell 2000 and the Dow Jones World Index, for the period from April 30, 1994 to April 30, 1999. The Company has elected to use the Dow Jones World Publishing Index as its peer group index. Previously, the Company used a peer group comprised of five publicly traded companies with significant publishing activities. However, two of those five companies were acquired by another company during the year and are no longer publicly traded. Cumulative total return assumes $100 invested on April 30, 1994 and reinvestment of dividends throughout the period.


Summary
Compensation
Table

------------------------------------------------------------------------------------------------------------------------------------

                                                                                      Long Term Compensation
                                                                          --------------------------------------------

                                          Annual Compensation                           Awards                Payouts
                             -------------------------------------------  -------------------------------    ---------
                                                            Other Annual                      Securities                  All Other
Name and                                                       Compen-    Restricted Stock    Underlying      LTIP         Compen-
Principal Position           Year      Salary        Bonus     sation         Awards(a)       Option/SARs    Payouts(b)   sation(c)
------------------------------------------------------------------------------------------------------------------------------------
William J. Pesce             1999     $448,615    $478,444       $0           $168,786         183,200        $63,648       $5,215
President, Chief Executive   1998      359,308     270,600        0            138,604          88,764         35,301        5,423
Officer and Director (d)     1997      296,928     244,253        0             17,838          63,224         35,731        7,689

Stephen A. Kippur            1999      310,152     228,440        0             86,585          57,200         36,427        7,623
Executive Vice President     1998      298,460     188,303        0            150,565          57,348         38,354        7,854
and President,               1997      286,004     107,366        0             27,164          59,536         54,411        7,540
Professional/Trade
Publishing Group (e)

Robert D. Wilder             1999      261,000     186,910        0             94,401          40,000         35,597        5,224
Executive Vice President     1998      246,923     138,927        0            150,509          39,892         38,335        7,408
and Chief Financial and      1997      228,923     140,654        0             25,263          38,196         50,803        6,868
Operations Officer

Richard S. Rudick            1999      196,769     112,572        0             55,884          23,600         21,064        4,655
Senior Vice President        1998      188,154      83,327        0             77,525          23,436         19,748        4,925
and General Counsel          1997      176,769      83,541        0             14,243          22,600         28,528        4,583

Timothy B. King              1999      171,769     105,106        0             58,270          23,600         21,972        4,524
Senior Vice President,       1998      203,221      72,858        0             70,215          23,436         17,880       18,020
Planning and Development(f)  1997      195,721     118,132        0             13,421          23,576         26,883       17,172
------------------------------------------------------------------------------------------------------------------------------------

The above table sets forth, for the fiscal years indicated, the compensation of the CEO and the four other most highly compensated executive officers of the Company.

(a) When awards of restricted stock are made pursuant to the Company's long term incentive plans, the Committee may establish a period during which the Class Ashares of restricted stock shall be subject to forfeiture in whole or in part if specified objectives or considerations are not met. Restricted stock awards were made for achievement of financial performance objectives for the respective three-year periods ended April 30, 1999, April 30, 1998 and April 30, 1997. Other than stock issued for the period ended April 30, 1998, the stock is non-voting and not eligible for dividends until restrictions lapse. Restrictions lapse as to 50% at the end of the first and second fiscal year, respectively, after the fiscal year in which awarded. Restricted stock awards reflect the market value as of the fiscal year-end indicated. Aggregate restricted stock holdings as of April 30, 1999 were as follows: Mr. Pesce - 151,844 shares valued at $3,070,912; Mr. Kippur-115,492 shares valued at $2,335,110; Mr. Wilder-108,264 shares valued at $2,188,968; Mr. Rudick-15,668 shares valued at $316,788; and Mr. King-15,184 shares valued at $307,002.

(b) Under the Company's long term incentive plans, cash awards were made for the achievement of financial performance objectives for the respective three year periods ended April 30, 1999, 1998 and 1997, as described in the report of the Governance and Compensation Committee under the heading Long Term Executive Compensation on page 11.

(c) Represents matching Company contributions to the Employee Savings Plan and the Deferred Compensation Plan.

(d) President, Chief Executive Officer and Director effective May 1, 1998; Chief Operating Officer until April 30, 1998; Executive Vice President Educational and International Group until April 30, 1997.

(e) Executive Vice President and President, Professional/Trade Publishing Group effective July 27, 1998; Executive Vice President and Group President, Professional, Reference and Trade Group prior to July 27, 1998.

(f) Mr. King's 1997 and 1998 compensation includes additional payments totaling $91,416 and $52,517, respectively, related to a temporary assignment with a foreign subsidiary of the Company.


Option/SAR Grants in
Last Fiscal Year

------------------------------------------------------------------------------------------------------------------------------------
                                     Individual Grants (a)
-----------------------------------------------------------------------------------------------
                                                                                                         Potential Realizable
                                                 % of Total                                                Value at Assumed
                          Number of             Options/SARs                                           Annual Rates of Stock Price
                         Securities              Granted to                                           Appreciation for Option Term
                     Underlying Options/          Employees       Exercise or      Expiration       --------------------------------
Name                    SARs Granted           in Fiscal Year     Base Price        Date (b)              5%               10%
------------------------------------------------------------------------------------------------------------------------------------
William J. Pesce           300,000                   31.3%           $13.89      April 30, 2008       $2,620,712      $6,641,400
                           183,200                   19.1%            13.75       June 23, 2008        1,626,135       4,081,435
                            94,436                    9.9%            14.59      Sept. 15, 2008          758,560       2,024,219
Stephen A. Kippur           57,200                    6.0%            13.75       June 23, 2008          507,723       1,274,334
Robert D. Wilder            40,000                    4.2%            13.75       June 23, 2008          355,051         891,143
Richard S. Rudick           23,600                    2.5%            13.75       June 23, 2008          209,480         525,774
Timothy B. King             23,600                    2.5%            13.75       June 23, 2008          209,480         525,774
------------------------------------------------------------------------------------------------------------------------------------

The above table shows potential realizable value at assumed annual stock appreciation rates of 5% and 10%over the ten-year term of the options. The rates of appreciation are as required to be stated by the Securities and Exchange Commission and are not intended to forecast possible future actual appreciation, if any, in the Company's stock price. Future gains, if any, will depend on actual future appreciation in the market price.

(a) The Company has in effect two shareholder approved plans, each of which relates to Class A shares: the 1987 Incentive Stock Option and Performance Stock Plan, and the 1991 Key Employee Stock Plan. The exercise price of all stock options is determined by the Committee and may not be less than 100 percent of the fair market value of the stock on the date of grant of the options. The Committee also determines at the time of grant the period and conditions for vesting of stock options. In the event of a change of control, as defined on page 16, all outstanding options shall become immediately exercisable up to the full number of shares covered by the option. No option grants have SARsassociated with the grants, and no SARs were granted during fiscal 1999.

(b) Options are subject to earlier termination in certain events relating to termination of employment.


Aggregated
Option/SAR
Exercises in Last
Fiscal Year and
Fiscal Year-End
Option/SAR Values

------------------------------------------------------------------------------------------------------------------------------------
                                                                      Number of Securities                 Value of Unexercised
                                                                     Underlying Unexercised              In-the-Money Options/SARs
                                                                 Options/SARs at Fiscal Year-End          at Fiscal Year-End (b)
                          Shares Acquired       Value            ---------- --------------------------------------------------------
Name                        on Exercise      Realized (a)        Exercisable    Unexercisable           Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
William J. Pesce                   0        $           0          227,720          767,728             $3,555,019      $5,926,487
Stephen A. Kippur             48,000              769,752          137,612          196,336              2,264,585       2,079,296
Robert D. Wilder              16,000              329,063          123,360          134,828              2,041,216       1,423,712
Richard S. Rudick             24,000              433,500           96,340           78,264              1,532,897         823,215
Timothy B. King                    0                    0          107,476           86,236              1,833,258         927,577
------------------------------------------------------------------------------------------------------------------------------------

The above table provides information as to options exercised by each of the named executive officers during fiscal 1999 and the value of the remaining options held by each executive officer at year end, measured using the closing price of $20.2188 for the Company's Class ACommon Stock on April 30, 1999.

(a)  Market value of underlying shares at exercise minus the option price.

(b) Market value of underlying shares at fiscal year-end minus the option price. These values are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise will depend upon the market price of the Class A shares relative to the exercise price per share of the stock options at the time of exercise.

Long Term
Incentive Plans--
Awards in Last
Fiscal Year

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Estimated Future Payouts
                                                                                          under Non-Stock Priced-Based Plans (a)(b)
                              Number of                   Performance or                 -------------------------------------------
                          Shares, Units or             Other Periods Until               Threshold           Target         Maximum
Name                      Other Rights (#)            Maturation or Payout               (# or $)           (# or $)       (# or $)
------------------------------------------------------------------------------------------------------------------------------------
William J. Pesce                27,200              May 1, 1998 to April 30, 2001          6,800             27,200         54,400

Stephen A, Kippur                8,400              May 1, 1998 to April 30, 2001          2,100              8,400         16,800

Robert D. Wilder                 6,000              May 1, 1998 to April 30, 2001          1,500              6,000         12,000

Richard S. Rudick                3,400              May 1, 1998 to April 30, 2001            850              3,400          6,800

Timothy B. King                  3,400              May 1, 1998 to April 30, 2001            850              3,400          6,800
------------------------------------------------------------------------------------------------------------------------------------

Estimated future payments assuming financial performance targets are achieved under the 1999 long-term incentive compensation plan for the named executives are as indicated above.

     (a) Financial performance targets and relative weighting of each target, as well as the threshold, target and outstanding levels of performance, are set at the beginning of the three-year plan cycle and include earnings per share, income and cash flow targets, as defined, for the end of the three-year period. For the fiscal 1999 long term plan, the amount of shares earned will be based on financial targets established for fiscal 2001. No long term incentive is payable unless the threshold is reached on at least one financial measure.

     (b) These awards consist of restricted performance shares. The Committee may, in its discretion, direct that the payout be made wholly or partly in cash. The restricted shares would vest as to 50% on April 30, 2002 and the remaining 50% on April 30, 2003.


Executive
Employment
Agreements

      In July 1994, the Company entered into employment agreements with William
J. Pesce, President and Chief Executive Officer, and two senior officers, Messrs. Kippur and Wilder (collectively the "Executives"). Mr. Pesce's contract was amended when he became President and Chief Executive Officer on May 1, 1998. The contracts provide for base salaries (reflected in the Summary Compensation Table on page 12), which may be increased by the Board, and for benefits and incentive compensation as provided for senior officers generally, and as described in the Committee's report above. Mr. Pesce's contract expires on May 1, 2001 and automatically renews for successive three-year terms in the absence of notice by either party. The contracts with Messrs. Kippur and Wilder expire on April 30, 2000, and automatically renew for successive two-year terms in the absence of notice by either party to the contrary. If any such contract is terminated by the Company other than for cause, as defined, or if the Company decides not to renew for a subsequent term, the Executive will be entitled to 36 months severance in the case of Mr. Pesce, and 24 months in the case of the other Executives. Severance includes salary, benefits, pro-rated cash incentive payments at target levels, and long-term incentives for plan cycles ending within one year after termination.

     Except in the case of termination by the Company other than for cause, the Executive is restricted from working for a competitor for twelve months after termination. However, if any of the Executives resigns for "good reason" within 18 months following a "change of control," both as defined in the 1989 Supplemental Executive Retirement Plan ("SERP") (see page 16), the restriction does not apply.

     In connection with these agreements, the above named Executives received certain restricted stock awards which vest one-third at the end of each of the third, fourth and fifth years after the date of grant. In addition, the Executive is required to retain ownership of the shares for an additional two years after vesting. If the Executive is terminated by the Company other than for cause, or the contract is not renewed by the Company, or if there is a "change of control" as defined in the 1991 Key Employee Stock Plan (see Stock Options, Performance Stock and Restricted Stock, page 16), all remaining unvested shares will vest, and any remaining restrictions on transfer of the shares will lapse.

     The Company also has agreements with Messrs. Rudick, King and other senior vice presidents (the "Participants"), which provide for continuation of base salary for a period of between 12 and 18 months in the event of termination by the Company other than for cause. In the event of a "change of control," as defined in the SERP, under certain circumstances the Participants may be entitled to cash incentive payments at target level for the severance period. Except in the case of termination by the Company other than for cause, or termination for "good reason," as defined in SERP, following a "change of control," the Participants are restricted from working for a competitor for a period of four to six months after termination.

Retirement Plan

     The following table shows the estimated annual retirement benefits payable at normal retirement age to a covered participant who has attained the earnings and years of service classifications indicated under the Company's tax-qualified, non-contributory defined benefit retirement plan (the "Retirement Plan") and non-qualified supplemental retirement plan (the "Supplemental Retirement Plan"):

---------------------------------------------------------------------------------------------------------
                                                            Years of Service
        Average                       -------------------------------------------------------------------
       Highest
     Compensation                       10               20                    30                  35
---------------------------------------------------------------------------------------------------------
        $100,000                      $ 15,082         $ 30,164              $ 45,245            $ 52,786
         200,000                        31,782           63,564                95,345             111,236
         300,000                        48,482           96,964               145,445             169,686
         400,000                        65,182          130,364               195,545             228,136
         500,000                        81,882          163,764               245,645             286,586
         600,000                        98,582          197,164               295,745             345,036
         700,000                       115,282          230,564               345,845             403,486
         800,000                       131,982          263,964               395,945             461,936
---------------------------------------------------------------------------------------------------------

     Benefits shown above are computed as a single life annuity beginning at age 65 and are not subject to any deduction for offset amounts. The Retirement Plan provides for annual normal retirement benefits equal to 1.17%of average final compensation, not in excess of covered compensation, plus 1.67%of average final compensation in excess of covered compensation, times years of service not to exceed 35.

     Average final compensation is the participant's average annual compensation (taking into account 100% of the base pay plus 50% of incentive compensation and overtime pay, but not including any other compensation included in the Summary Compensation Table) during the highest three consecutive years ending December 31, 1995 (subject to certain limitations on compensation under the Code with respect to tax-qualified plans). The Company may, but is not required to, update from time to time the three-year period used to determine average final compensation.

     Covered compensation under the Retirement Plan is the average of the taxable wage base in effect under the Social Security Act over the 35 year period ending with the year the employee reaches his or her social security retirement age (but excluding any increases in the taxable wage base after 1995). The Supplemental Retirement Plan provides benefits that would otherwise be denied participants by reason of certain Code limitations on tax-qualified plan benefits. Average final compensation and covered compensation are determined under the Supplemental Retirement Plan in the same manner as under the Retirement Plan, except that a participant's compensation is not subject to the limitations under the Internal Revenue Code. Years of service under the Retirement Plan and Supplemental Retirement Plan are the number of years and months, limited to 35 years, worked for the Company and its subsidiaries after attaining age 21.

     The years of service for Messrs. Pesce, Kippur, Wilder, Rudick and King under the Retirement Plan and Supplemental Retirement Plan as of April 30, 1999 (rounded to the nearest year), are 10, 20, 20, 21 and 12, respectively. Average final compensation under the Retirement Plan for Messrs. Pesce, Kippur, Wilder, Rudick and King as of April 30, 1999 was $272,354, $298,750, $251,489, $189,768,
and $163,826, respectively.

1989 Supplemental
Executive Retirement
Plan

     The participants under the 1989 Supplemental Executive Retirement Plan ("SERP") are executives of the Company or its affiliates listed on a schedule to the plan, as amended from time to time.

     The basic SERP benefit (the "primary benefit") consists of ten annual payments commencing on retirement (at or after age 65) determined by multiplying the participant's base salary rate at retirement by 2.5, reducing the result by $50,000 and dividing the remainder by five. The plan also provides for an alternative early retirement benefit for participants who retire after age 55 with five years of service, a reduced payment for participants whose employment is terminated prior to age 65 other than on account of death (and who do not qualify for early retirement), and a survivor benefit for the beneficiaries of a participant who dies prior to age 65 while employed by the Company or an affiliate.

     The estimated annual benefits under SERP payable over ten years upon retirement at age 65 for Messrs. Pesce, Kippur, Wilder, Rudick and King are $981,600, $332,000, $267,000, $118,400, and $121,300, respectively.

     SERP provides the participants with a guaranteed total annual retirement benefit beginning at age 65 for ten years (taking into account retirement benefits under the Company's Retirement Plan, referred to above, the Supplemental Retirement Plan and the primary benefit under SERP) of 50% to 65% (depending on the executive's position with the Company) of average compensation over the executive's highest three consecutive years. Under certain circum-stances, if a participant works for a competitor within 24 months following termination of employment, no further payments would be made to the participant under SERP.

     SERP also provides that following a change of control (defined in the same manner as under the Company's stock option plans discussed below) and the termination of the participant's employment without cause as defined, or a termination by the participant for good reason as defined, the participant is entitled to a lump sum payment of the then present value of his benefits under SERP computed as if the participant had attained age 65 on the date of his termination.


Stock Options
Performance Stock,
and Restricted Stock

     Under the 1991 Key Employee Stock Plan (the "Plan"), qualified employees are eligible to receive awards that may include stock options, performance stock awards and restricted stock awards as described in footnote (a) of the Summary Compensation Table. The number of shares available for stock options or stock awards is limited to three percent of the total number of shares of Class A Stock of the Company outstanding as of the first day of each fiscal year during which the Plan is in effect. No more than 8,000,000 shares may be issued over the life of the Plan, and no incentive stock option may be granted after December 31, 2000.

     Upon a "change of control," as defined, all outstanding options shall become immediately exercisable up to the full number of shares covered by the option. The Committee shall specify in a performance stock award whether, and to what effect, in the event of a change of control, an employee shall be issued shares of common stock with regard to performance stock awards held by such employee. Following a change of control, all shares of restricted stock which would otherwise remain subject to restrictions shall be free of such restrictions.

     A change of control is defined as having occurred if either (a) any "person" hereafter becomes the beneficial owner, directly or indirectly, of 25% or more of the Company's then outstanding shares of Class B Stock (and such person did not have such 25% or more beneficial ownership on January 1, 1989) and the number of shares of Class B Stock so owned is equal to or greater than the number of shares of Class B Stock then owned by any other person; or (b) individuals who constituted the Board of Directors on January 1, 1991 (the "incumbent board") cease for any reason to constitute at least 64% of the full board. Any person becoming a director subsequent to such date whose election or nomination for election by the Company's shareholders was approved by a vote of at least 64% of the directors comprising the incumbent board shall be considered as though such person was a member of the incumbent board. The term "person" includes any individual, corporation, partnership, group, or association other than the Company, an affiliate of the Company, or any ESOP or other employee benefit plan sponsored or maintained by the Company or any affiliate.

V.   Proposal to
     Adopt the
     Long Term Incentive Plan

     Background. On June 23, 1999, the Governance and Compensation Committee adopted (with Mr. P. B. Wiley not participating), and the Board ratified, subject to shareholder approval, the Long Term Incentive Plan (the "Plan"). The Company has been using its 1991 Key Employee Stock Plan as a means of attracting, retaining and motivating highly competent key employees and further aligning their interests with those of the Company's shareholders. As of July 23, 1999, the closing price of the Company's Class ACommon Stock was $[ ]. There were fewer than [ ] shares of Class A Stock remaining available for grant under the 1991 Plan on that date. In addition, under the terms of the 1991 Plan, the Company may not grant incentive stock options after December 31, 2000. The Plan is intended to replace the 1991 Key Employee Stock Plan.

     In structuring the Plan, the Governance and Compensation Committee sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the Plan. This authority will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer creative incentives to attract and retain officers and key employees. Many other companies have addressed these same issues in recent years and adopted an "omnibus" type of plan. The Plan grants the Governance and Compensation Committee discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

     The Plan is annexed hereto as Exhibit A. It provides for the grant of non-qualified and incentive stock options, performance stock awards, restricted stock awards, and performance-based stock awards.

     Purpose. The Plan is intended to provide officers and other key employees of the Company, its "Subsidiaries", "Affiliates" and certain "Joint Venture Companies" (each as defined in the Plan) with additional incentive to promote the success of the Company, and to that end to encourage such employees to acquire or increase their proprietary interest in the Company.

     Administration. The Plan will be administered by the Governance and Compensation Committee a sub-committee thereof, or such other committee as the Board may appoint (the "Committee").

     Eligibility. All officers and other key employees of the Company, its Subsidiaries, Affiliates or Joint Venture Companies, including members of the Board who are employees of the Company or its Subsidiaries, Affiliates or Joint Venture Companies, except members of the Committee, are eligible to participate (approximately 130 persons). The Committee will have the authority, among other things, to select the employees of the Company who will be granted stock options, or awarded performance-based stock, performance stock, or restricted stock awards, determine the number of shares covered by each such grant or award, and interpret and implement the provisions of the Plan.

     Shares of Stock. Shares issued pursuant to stock options, performance-based stock awards, performance awards, and restricted stock awards may be the Company's treasury shares or authorized but unissued shares. No more than 8,000,000 shares of Class A Common Stock ("Common Stock") shall be available for grants of options and awards over the life of the Plan, and no more than 600,000 shares of Common Stock shall be cumulatively available for grants of options or awards in any one calendar year to any one individual. Shares subject to unexercised portions of terminated or expired stock options granted under the Plan, shares of restricted stock which have been forfeited, or shares included in performance-based stock awards or performance awards which have been forfeited or otherwise not earned shall again be available for grant under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock available for grants of options or awards over the life of the Plan, but shall not apply for purposes of determining the maximum number of shares of Common Stock available for grants of options or awards in any one calendar year to any one individual.

     Termination and Modification of Plan. The Board may at any time terminate, in whole or in part, or from time to time modify the Plan. However, the Board may not, without the approval of the stockholders, increase the number of shares of stock available for grants of options or awards under the Plan, or the number of shares of stock available for grants of options or awards in any calendar year to any one individual under the Plan; disqualify any incentive stock options granted under the Plan; increase the maximum amount which can be paid to any individual under the Plan; change the types of business criteria on which performance-based stock awards are to be based under the Plan; or modify the requirements as to eligibility for participation in the Plan.

     Stock Options. The option price for all stock options granted under the Plan will be determined by the Committee, and will not be less than 100 percent of the fair market value of the Common Stock on the date of the grant. Shares must be paid for in full in cash at the time of exercise, by the delivery to the Company of Common Stock valued at the fair market value on the date of exercise, or by a combination of cash and Common Stock.

     The Plan provides that any non-qualified option granted under the Plan may provide the right to exercise such option in whole or in part without any payment of the purchase price. If the option is exercised without a payment of the purchase price, the optionee shall be entitled to receive a payment equal to the excess of the fair market value on the date of exercise of the shares covered by the option over the total purchase price of such shares.

     The Committee may permit an optionee to have shares of Common Stock that otherwise would be delivered to such optionee as a result of the exercise of an option converted into amounts credited to a deferred compensation account established for such optionee by the Committee as an entry on the Company's books.

     The Plan also provides for incentive stock options, which may only be issued to employees of the Company or its Subsidiaries.

     Except in certain limited circumstances in the case of non-qualified stock options, no stock option granted under the Plan shall be exercisable either by the optionee, or in the event of the optionee's death, by his or her estate or by any other person, after the expiration of ten years from the date of its grant.

     Performance-Based Stock Awards. Certain awards granted under the Plan may be granted in a manner such that the award is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code. As determined by the Committee in its sole discretion, either the granting or vesting of such performance-based stock awards shall be based on achievement of hurdle rates and/or growth in one or more business criteria that apply to the individual participant, one or more business units, or the Company as a whole. The business criteria shall be as follows, individually or in combination: (I) net income; (II) earnings per share; (III) revenue targets; (IV) net sales growth; (V) market share; (VI) operating income; (VII) expense targets; (VIII) working capital targets; (IX) operating margin; (X) return on equity; (XI) return on assets; (XII) market price per share; (XIII) total return to stockholders; (XIV) cash flow; (XV) return on investment; (XVI) earnings before interest; taxes, depreciation and amortization; (XVII) global profit contribution and cash flow; (XVIII) economic value added; and (XIX) objectively quantifiable customer satisfaction. In addition, the performance targets may include comparisons to performance of other companies. Such comparisons may be measured by one or more of the foregoing business criteria. The Committee may provide in any target award that any evaluation of performance exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs;
(e) any extraordinary non-recurring items as described in Account Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

     With respect to performance-based stock awards, the Committee shall establish in writing (1) the award period objectives applicable to any given period (two to five fiscal years), and such award period objectives shall state, in terms of an objective formula or standards, the methods for computing the amount of compensation payable to the participant if such award period objectives are obtained; and (2) the individual employees or class of employees to which such award period objectives apply no later than 90 days after the commencement of such period. No performance-based stock awards shall be payable to, or vest with respect to, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

     The Committee may provide that a grantee of a performance-based stock award may elect to receive cash in lieu of, and in an amount equal to, all or part of the shares of Common Stock, which would otherwise be issued to the grantee.

     Performance Awards. The Committee shall have complete discretion in determining the number, amount and timing of performance awards granted to each employee. Such performance awards may be in the form of shares of Common Stock or cash, may be granted as either long- term or short-term incentive, and may be based upon, without limitation, Company-wide divisional or individual performance.

     Restricted Stock The Committee shall have full discretion and authority to determine the employees to be awarded restricted stock, the number of shares of Common Stock to be issued, the time at which the awards will be granted, whether the vesting of the restricted stock will be based upon achievement of performance targets, and the period during which the shares will be subject to forfeiture in whole or in part.

     During the restricted period, the grantee will not be permitted to sell, transfer, pledge or assign the shares of restricted stock.

     Change of Control. There is a change of control provision in the Plan, which is the same as that included in the 1991 Key Employee Stock Plan, described on page 16 above.

     Certain Federal Income Tax Consequences. The statements in the following paragraphs of the principal federal income tax consequences of awards under the Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

     Incentive Stock Options. Incentive stock options ("ISOs") granted under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

     An employee who receives an ISO does not recognize any taxable income upon the grant of the ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (1) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply, and (2) the employee is employed by the Company or a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company from the date of grant of the option until three months prior to its exercise, except where the employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options."

     If after exercising an ISO, an employee disposes of the Common Stock acquired under the ISO more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of the ISO (the "applicable holding period"), the employee will generally recognize long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held the shares as a capital asset at the time of disposition). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sale proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

     An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of the Common Stock if the shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to the previously acquired shares.

     The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that the'amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

     Non-Qualified Stock Options. Non-qualified stock options ("NSOs") granted under the Plan are options that do not qualify as ISOs. An individual who receives an NSO will not recognize any taxable income upon the grant of an NSO. However, the individual generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock (or, in the case of an NSO which permits exercise without any payment of the purchase price, the full market value of the shares of Common Stock or the amount of cash, as the case may be) at the time of exercise over the exercise price, if any.

     As a result of Section 16(b) of the Exchange Act, the timing of income recognition may be deferred for any individual who is an officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. Absent a Section 83(b) election (as described below under "--Other Awards"), recognition of income by the individual will be deferred until the expiration of the deferral period, if any.

     The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or a right will be subject to both wage withholding and other employment taxes. The holder is required to pay any withholding tax liabilities that arise upon the exercise of an NSO. In addition, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual.

     A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or right, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

     If an individual exercises an NSO by delivering shares of Common Stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

     Other Awards. With respect to other awards under the Plan that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the Treasury regulations promulgated thereunder), individuals generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received.

     With respect to awards under the Plan that are settled in shares of Common Stock that are restricted as to transferability and subject to a substantial risk of forfeiture -- absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election") --an individual will recognize ordinary income at the earlier of the time at which (1) the shares become transferable or (2) the restrictions that impose a substantial risk of forfeiture of the shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any.

     The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the Plan will be subject to both wage withholding and other employment taxes.

     The Company will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the individual, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 28OG and 162(m) of the Code do not apply.

     Dividends. To the extent awards of restricted stock under the Plan earn cash dividends, an individual generally will recognize ordinary income with respect to such dividends.

     Change in Control. In general, if the total amount of payments to an individual that are contingent upon a "change in control" of the Company (as defined in Section 280G of the Code), including payments under the Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

     Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by its shareholders, the Company believes that stock options, SARs and performance-based stock awards granted under the Plan should qualify for the performance-based compensation exception to Section 162(m).

     On June 23, 1999, the Committee awarded the following benefits under the Plan (subject to shareholder approval of the Plan)to the persons and groups identified below:

                                                      New Plan Benefits
                                                  Long Term Incentive Plan
                                                  Performance-Based Awards
--------------------------------------------------------------------------------
                                                                        Number
            Name                             Dollar Value             of Units
--------------------------------------------------------------------------------

William J. Pesce                                 $411,250               20,000
Stephen A. Kippur                                 102,813                5,000
Robert D. Wilder                                  102,813                5,000
Richard S. Rudick                                  57,575                2,800
Timothy B. King                                    61,688                3,000
All Executive Officers
as a Group (10 persons)                        $1,019,900               49,600
Non-Executive Director
Group (8 persons)                                       0                    0
All Non-Executive Officer Employees
as a Group (2 persons)                           $143,938                7,000

     Unless contrary instructions are noted, the proxy will be voted in favor of the following resolution which shall be submitted at the Annual Meeting:

          "RESOLVED that the Long Term Incentive Plan of the Company, as set forth in Exhibit A to the Company's Proxy Statement dated August 6, 1999 be, and it hereby is, authorized and approved."

     The affirmative vote of a majority of the votes cast (each share of Class A Stock being accorded one-tenth of one vote and each share of Class B Stock being accorded one vote) is necessary for the adoption of the Long Term Incentive Plan.

     The Board of Directors recommends a vote "FOR" approval of this Plan.


VI.  Proposal to
     Adopt the Executive
     Annual
     Incentive
     Plan

     Background. The Board is proposing for shareholder approval the Executive Annual Incentive Plan (the "EAIP"). If approved by the shareholders, the effective date of the EAIP will be June 23, 1999, and it will expire on June 23, 2004.

     The EAIP is being submitted for shareholder approval in order to satisfy the "performance-based compensation" exception of Section 162(m) of the Code. Generally, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. An exception applies to certain performance-based compensation, provided that such compensation has been approved by shareholders in a separate vote and certain other requirements are met, On June 23, 1999 the Committee adopted (with Mr. P.B. Wiley not participating), and the Board ratified, subject to shareholder approval, the EAIP. If approved by the shareholders, the Company believes that awards granted under the EAIP should qualify for the performance-based compensation exception to Section 162(m) of the Code.

     The EAIP is annexed hereto as Exhibit B. A summary of the EAIP appears below.

     Purpose. The EAIP is designed to reinforce and sustain a culture devoted to excellent performance, emphasize performance at the corporate and division levels, reward significant contributions to the success of the Company, and to attract and retain key corporate management executives. For purposes of the EAIP, key corporate management executives shall be defined as those persons designated as such from time to time by the Committee.

     Administration. The EAIP will be administered by the Governance and Compensation Committee, a sub-committee thereof, or another committee designated by the Board (the "Committee"), comprised solely of not less than two members who shall be "outside directors" within the meaning of Treasury Regulation
Section 1.162-27(e)(3) under Section 162(m) of the Code.

     Eligibility. Eligibility is generally limited to the Company's key corporate management executives. The Committee will determine which executives will be participants for a particular performance period. Approximately 12 persons are expected to be eligible to participate in the EAIP.

     Cash Target Awards. For each fiscal year of the Company beginning May 1, 1999, each participant will be granted a cash award as soon as practicable and no later than 90 days after the commencement of such fiscal year. The award will be paid if the performance target for the particular award is achieved. No individual participant may receive aggregate awards or a payout under the EAIP which are more than $2 million on account of any fiscal year.

     Performance Targets. The annual performance target for each award shall be based on achievement of hurdle rates and/or growth in one or more business criteria that apply to the individual participant, one or more business units, or the Company as a whole. The business criteria, exclusions from business criteria, administration of plan criteria, and requirements for certification of performance goals all are exactly the same as described under Performance-Based Stock Awards in the Long Term Incentive Plan, above.

     Termination and Modification of Plan. The EAIP is subject to amendment or termination at any time, but no such action may adversely affect any rights or obligations with respect to any awards previously made under the EAIP and, unless the shareholders of the Company shall have first approved thereof, no amendment of the EAIP shall be effective which would (A) increase the maximum amount which can be paid to any participant under the EAIP; (B) change the types of business criteria on which performance targets are to be based under the EAIP; or ( C) modify the requirements as to eligibility for participation in the EAIP.

     Unless contrary instructions are noted, the proxy will be voted in favor of the following resolution which shall be submitted at the Annual Meeting:

          "RESOLVED that the Executive Annual Incentive Plan of the Company, as set forth in Exhibit B to the Company's Proxy Statement dated August 6,1999 be, and it hereby is, authorized and approved."

     The affirmative vote of a majority of the votes cast (each share of Class A Stock being accorded one-tenth of one vote and each share of Class B Stock being accorded one vote) is necessary for the adoption of the EAIP.

     The Board of Directors recommends a vote "FOR"approval of this Plan.


VII. Proposal to Amend
     the Restated
     Certificate of
     Incorporation

     Subject to shareholder approval, the Board of Directors of the Company approved an amendment to Article THIRD of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the total number of authorized shares of capital stock of the Company from 128 million to 252 million, to increase the number of shares of Class A Stock from 90 million to 180 million, and to increase the number of authorized shares of Class B Stock from 36 million to 72 million. The Company is also authorized by the Certificate of Incorporation to issue 2,000,000 shares of Preferred Stock on such terms as the directors may from time to time approve. If the proposed amendment to the Certificate of Incorporation is adopted, the number of authorized shares of Class A Stock and Class B Stock will be increased as described above, and the authorized number of shares of Preferred Stock will be unchanged.

     The Board of Directors believes it is in the best interests of the Company and its shareholders to have the flexibility to issue more Class A Stock and Class B Stock than the Certificate of Incorporation currently authorizes without incurring the expense or delay incident to calling a special meeting of the shareholders or waiting until the next annual meeting. The additional shares to be authorized are not subject to preemptive rights. If such shares are issued other than pro rata to all existing shareholders, the voting and ownership interest of existing shareholders to whom such shares are not issued will be diluted. The Board of Directors may determine to utilize such additional authorized shares for general corporate purposes, such as stock dividends or splits, future financial transactions, acquisitions, employee benefit plans, or the issuance of Class A Stock upon the conversion of Class B Stock. The Board of Directors has not, at this time, determined to use such shares for any specific purpose.

     As of July 23, 1999, approximately [ ] shares of Class A Stock and [ ] shares of Class B Stock were issued and outstanding, and [ ] shares of Class AStock and [ ] shares of Class B Stock were held in treasury. An additional [ ] shares of Class A Stock have been reserved for issuance in connection with the Company's 1991 Key Employee Stock Plan and the conversion rights of the Class B Stock. As of July 23, 1999, [ ] shares of Class ACommon Stock and [ ] shares of Class BCommon Stock were available for issuance under the Company's Certificate of Incorporation.

     Upon adoption of the proposed amendment, the Board of Directors would be authorized to reserve and issue additional shares of Class A Stock or Class B Stock at such time or times, to such persons, for such consideration as it may determine, and without any further shareholder approval, except as otherwise may be required by law or any stock exchange on which the Company's stock may be listed.

     Unless contrary instructions are noted thereon, the proxy will be voted in favor of the following resolution which shall be submitted at the Annual
Meeting:

          "RESOLVED, that the Amendment to Article THIRD of the Restated Certificate of Incorporation to increase the number of authorized shares of capital stock, set forth in the Company's Proxy Statement dated August 6, 1999, be, and it hereby is, approved."

     The affirmative vote of the shares representing a majority of the number of votes accorded to all outstanding common shares of the Company (each share of Class A Stock being accorded one-tenth of one vote and each share of Class B Stock being accorded one vote) is necessary for the adoption of the proposal.

     The Board of Directors recommends a vote "FOR" approval of the proposed amendment of the Company's Certificate of Incorporation.


VIII. Proposal to Ratify
      Appointment of
      Independent
      Public
      Accountants

     A proposal will be presented at the Annual Meeting to ratify the appointment by the Board of Directors, on the recommendation of its Audit Committee, of Arthur Andersen LLP ("Arthur Andersen") as independent public accountants for the Company for the fiscal year ending April 30, 2000. Although it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification by the shareholders to ascertain their views on such selection. Arthur Andersen has audited the Company's accounts since 1967. Arthur Andersen has advised the Company that during such period neither that firm nor any of its members has or has had any direct or any materially indirect financial interest in the Company or any of its subsidiaries. A representative of Arthur Andersen is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and such representative is expected to be available to respond to appropriate questions.

     Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the Annual
Meeting:

          "RESOLVED, that the appointment by the Board of Directors of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending April 30, 2000, be and it hereby is ratified, confirmed and approved."

     The affirmative vote of a majority of the votes cast (each share of Class A Stock being accorded one-tenth of one vote and each share of Class B Stock being accorded one vote) is necessary for the adoption of the proposal. In the event that the foregoing proposal is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending April 30, 2000 will be permitted to stand unless the Board of Directors finds other good reason for making a change. If the proposal is adopted, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the fiscal year if the Board believes that such a change would be in the best interests of the Company and its shareholders.

     The Board of Directors recommends that you vote "FOR" the ratification of the appointment of independent public accountants.


IX.  Manner and
     Expenses of
     Solicitation

     Since many of our shareholders are unable to attend the Annual Meeting, the Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

     This year, shareholders of record can vote and save the Company expense by using the Internet or by calling the toll-free telephone number printed on the proxy card. Voting instructions (including instructions for both telephonic and Internet voting)are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders' instructions have been recorded properly. A Control Number, located on the proxy card, will identify shareholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

     If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from such record holder. The availability of Internet and telephone voting will depend on their voting procedures.

     If you do vote by Internet or telephone, it will not be necessary to return your proxy card. If you do not choose to vote using these two options, you may return your proxy card, properly signed, and the shares will be voted in accordance with your directions. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

     If a shareholder does not return a signed proxy card, vote by the Internet, by telephone or attend the Annual Meeting and vote in person, his or her shares will not be voted. Any shareholder giving a proxy (including one given by the Internet or telephone) has the right to revoke it at any time before it is exercised by giving notice in writing to the Secretary of the Company, by delivering a duly executed proxy bearing a later date to the Secretary (or by subsequently completing a telephonic or Internet proxy)prior to the Annual Meeting of Shareholders, or by attending the Annual Meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.

     The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telefax, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of common stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.


X.   Deadline for
     Submission of
     Shareholders
     Proposals

     The By-Laws provide that if a shareholder intends to nominate a candidate for election as a director, to submit a proposal for inclusion in the Company's proxy statement, or to bring other business before the Annual Meeting, the shareholder must deliver written notice of his or her intention to the Secretary of the Company (or if notice is mailed, it must be received by the Secretary) not less than 120 calendar days in advance of the date in the then current year corresponding to the date of the previous year's annual meeting. If the date of the annual meeting has been changed by more than 30 days, the notice must be received a reasonable time before such new date. The notice must state the shareholder's name, address, and number of Class A or Class B shares held, and fully describe the business to be brought before the meeting. The notice must comply with the By-Laws and include all other information that would be required to be filed with the Securities and Exchange Commission, if with respect to the proposed business, the shareholder was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934. If the notice pertains to the nomination of a candidate for election as a director, it must also include the consent of the nominee to serve as a director of the Company if elected.

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting (whether or not intended to be included in the Company's proxy statement and related forms of proxy for that meeting)must be received by the Secretary of the Company (at the address listed at the beginning of this Statement) no later than May 19, 2000. Any proxies solicited by the Board of Directors for the 2000 Annual Meeting may confer discretionary authority to vote on any proposals for which the Company has not received timely notice.


XI.  Other Matters

     The Company has not received notice from any shareholder of its intention to bring a matter before the Annual Meeting. At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named on the enclosed proxy will vote said proxy in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposals outlined above in accordance with the choices specified therein or in favor of any proposal as to which no choice is specified.

     The Annual Report to Shareholders was mailed together with this Proxy Statement to shareholders beginning August 6, 1999.

     The Company will provide, without charge, a copy of its Annual Report to Shareholders on Form 10-K filed with the Securities and Exchange Commission for fiscal 1999, including the financial statements and the schedules thereto. All such requests should be directed to Josephine A. Bacchi, Secretary, John Wiley & Sons, Inc., 605 Third Avenue, New York, New York 10158.

      It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy)and vote your own shares.


                                            BY ORDER OF THE BOARD OF DIRECTORS
                                                        JOSEPHINE A. BACCHI
                                                        Secretary
New York, New York
August 6, 1999

                                                                       EXHIBIT A

                            JOHN WILEY & SONS, INC.
                            LONG TERM INCENTIVE PLAN

     1. NAME, PURPOSE AND OVERVIEW. This Plan shall be known as the "Long Term Incentive Plan" (the "Plan"). The Plan is intended to provide the officers and other key employees of John Wiley & Sons, Inc. (the "Company") and of its Subsidiaries, Affiliates and certain Joint Venture Companies, upon whose judgment, initiative and efforts the Company depends for its growth and for the profitable conduct of its business, with additional incentive to promote the success of the Company, and to that end to encourage such employees to acquire or increase their proprietary interest in the Company. The Plan provides for the grant of options to purchase shares of the Company's stock, for the grant of "Performance-Based Stock Awards" and "Performance Awards"which are contingent rights to receive shares of the Company's stock, and for the grant of shares of the Company's stock, ("Restricted Stock"). Performance-Based Stock Awards and "Performance Awards"shall be subject to forfeiture, in whole or in part, if the objectives established in the award are not met, or if employment is terminated during the "Plan Cycle." Restricted Stock shall be subject to forfeiture, in whole or in part, if employment is terminated during the "Restricted Period" and may also be made subject to forfeiture in whole or in part if objectives established in the award are not met.

     2. SHARES OF STOCK. Subject to adjustment as provided in Paragraph 12, no more than 8,000,000 shares of Common Stock shall be cumulatively available for grants of options or awards over the life of the Plan, no more than 600,000 shares of Common Stock shall be cumulatively available for grants of options or awards in any one calendar year to any one individual, and no incentive stock option may be granted after June 22, 2009. Shares subject to unexercised portions of terminated or expired stock options granted under the Plan, shares of Restricted Stock which have been forfeited, or shares included in Performance-Based Stock Awards or Performance Awards which have been forfeited or otherwise not earned shall again be available for grant under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock available for grants of options or awards over the life of the Plan but shall not apply for purposes of determining the maximum number of shares of Common Stock available for grants of options or awards in any one calendar year to any one individual. Shares issued pursuant to the exercise of options, as Restricted Stock pursuant to Performance-Based Stock Awards, or Performance Stock may be treasury shares or authorized but unissued shares. The holder of an option or the recipient of a Performance-Based Stock Award or Performance Award shall not have any of the rights of a shareholder with respect to the shares covered by his or her option or award until a certificate for such shares shall be issued upon the due exercise of the option or pursuant to the terms of the Performance-Based Stock Award, as the case may be.

     3. COMMON STOCK. The term "Common Stock" as used in this Plan shall refer solely to the Class A Common Stock (par value of $1 per share) and not the Class B Common Stock.

     4. ELIGIBILITY. All officers and other key employees of the Company, its Subsidiaries, Affiliates or Joint Venture Companies, including members of the Company's Board of Directors (the "Board") who are employees of the Company or its Subsidiaries, Affiliates or Joint Venture Companies, except members of the Committee (referred to in Paragraph 5), are eligible to receive stock options (except that only employees of the Company and its Subsidiaries are eligible to receive incentive stock options), Performance-Based Stock Awards, Performance Awards, or Restricted Stock. The term "Subsidiary(ies)" as used in this Plan means a company in which the Company and/or its Subsidiaries hold 50% or more of the total combined voting power; the term "Affiliate(s)" means any company in which the Company and/or its Subsidiaries hold 10% or more (but less than 50%) of the total combined voting power; and the term "Joint Venture Company(ies)" means any partnership, limited liability company, or joint venture in which the Company has a 10% or more interest.

     5. ADMINISTRATION OF THE PLAN. The Governance and Compensation Committee, or such other standing committee of not less than three directors as the Board may appoint (the "Committee"), shall administer and interpret the Plan. With respect to the administration of the Plan, in addition to the authority specifically granted to the Committee herein, and subject to the rules provided in the By-Laws and such rules as the Committee may prescribe, the Committee shall have authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and to construe and interpret the Plan, the rules and regulations which it may promulgate and the instruments evidencing options and awards granted under the Plan, and to make all other determinations deemed necessary or advisable in the administration of the Plan. The Committee's interpretation of the Plan and of any options issued or awards granted under it shall be final and binding upon all persons.

     6. STOCK OPTIONS

     (a) Grant of Options. Subject to the provisions of the Plan, including but not limited to the provisions of Subparagraphs (b) and (c) of this Paragraph 6, the Committee shall have full and final authority in its discretion (i) to determine the employees to be granted options; (ii) to determine the number of shares of Common Stock subject to each option; (iii) to determine the time or times at which options will be granted; (iv) to determine the purchase price of the shares subject to each option; (v) to determine the time or times when or any conditions upon which each option becomes exercisable and the duration of the exercise period; (vi) to determine whether the option shall be an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986 (the "Code") or an option not intended to qualify as an incentive stock option (a "non-qualified stock option"); and (vii) to prescribe the form or forms of the instruments evidencing any options granted under the Plan (which forms shall be consistent with this Plan but need not be identical), except that each option shall be clearly identified as an incentive stock option or a non-qualified stock option. The date of an option shall be the date of the authorization of such grant by the Committee or such later date as may be fixed for that purpose by the Committee at the time of the authorization of such grant. An individual may hold more than one option.

     (b) Terms of all Options. All options granted under the Plan (including non-qualified options) shall be subject to the following provisions:

          (i) Purchase Price. The purchase price of shares under each such option shall be fixed by the Committee at not less than 100% of the fair market value of the shares on the date of grant of such option.

          (ii) Payment. Shares shall be paid in full at the time the option is exercised and no shares shall be issued until such payment has been received. Payment may be made (A) in cash, (B) by the delivery to the Company of shares of the Company's Common Stock or Class B Common Stock (duly endorsed for transfer) valued at fair market value on the date of exercise, or (C) by a combination of cash and delivery of shares of the Company's Common Stock or Class B Common Stock valued as herein provided. The Committee may, from time to time, restrict or impose limits and conditions on the use of the Company's Common Stock or Class B Common Stock for payment.

          (iii) Stock Appreciation Rights. Notwithstanding the foregoing Subparagraph (ii), any non-qualified option granted under the Plan may provide the right to exercise such option in whole or in part without any payment of the purchase price. If an option is exercised without a payment of the purchase price, the optionee shall be entitled to receive a payment equal to the excess of the fair market value, on the date of exercise, of the shares covered by the option over the total purchase price of such shares. Such payment shall be in whole shares of Common Stock, in cash, or partly in such shares and partly in cash as determined by the Committee. The number of shares with respect to which any option is exercised under this Subparagraph (iii) shall reduce the number of shares thereafter available for exercise under the option and such shares may not again be optioned under the Plan.

          (iv) Ten Year Maximum Term. Notwithstanding any other provision in this Paragraph 6, no option granted under the Plan shall be exercisable either by the optionee, or in the event of the optionee's death, by his or her estate or by any other person, after the expiration of ten years from the date of its grant, except as provided in Subparagraphs (b)(vi) or
     (vii).

          (v) Termination of Employment Other Than by Death or Retirement at or after Age 55. Except as otherwise expressly provided in the Plan, each option may be exercised only while the optionee is regularly employed by the Company, a Subsidiary, an Affiliate, or a Joint Venture Company, as the case may be, or within three months after the optionee's employment has been terminated (but no later than the expiration date of the option), whether such termination was by the Company (unless such termination was for cause) or by the optionee for any reason. If the optionee's employment is terminated for cause (as determined by the Committee), the option may not be exercised after the optionee's employment has been terminated. An optionee's employment shall not be deemed to have terminated for purposes of this Subparagraph as long as the optionee is employed by the Company, or any Subsidiary, Affiliate or Joint Venture Company. For purposes of non-qualified options, employment shall mean continuous employment (either full or part time), except that leaves of absence for such periods and purposes as may be approved by the Company or the Subsidiary, Affiliate, or Joint Venture Company shall not be deemed to terminate employment. If a non-qualified optionee is permanently disabled (as described in Section 22(e)(3)of the Code) as of the date of termination of employment, the option may be exercised within three years after such date. The Committee may require evidence of permanent disability, including medical examinations by physicians selected by it. Notwithstanding the foregoing, the Committee, in its discretion, may permit the exercise of the non-qualified option for such period after such termination of employment as the Committee may specify and may also increase the number of shares subject to exercise up to the full number of shares covered by the non-qualified option. In no event (except as hereinafter provided in the case of the death of an optionee) may an option be exercised after the expiration date of the option.

          (vi) Retirement at or after Age 55. If a non-qualified optionee shall retire after attaining 55 years of age, the option shall terminate three years after the date of the optionee's retirement (but no later than the expiration date of the option). If the non-qualified optionee shall die within such three year (or shorter) period, the optionee's estate or any person who acquires the right to exercise such option by bequest, inheritance or by reason of the death of the optionee shall have the right to exercise the option during such period, or during the period ending one year after the optionee's death, if longer, to the same extent as the optionee would have had if he or she had survived.

          (vii) Termination of Employment by Death. If a non-qualified optionee shall die while in the employ of the Company or a Subsidiary, Affiliate or Joint Venture Company the optionee's estate or any person who acquires the right to exercise such option by bequest, inheritance or by reason of the death of the optionee shall have the right to exercise the option within three years from the date of the optionee's death (but not later than the expiration date of the option or one year after the optionee's death, whichever is later), without regard to whether the right to exercise such option shall have otherwise accrued.

          (viii) Non-Transferability. No stock option shall be transferable other than by last will and testament, or by the laws of descent and distribution. During the optionee's lifetime, the option shall be exercisable only by the optionee.

          (ix) Deferral of Delivery of Shares. The Committee (in its sole discretion) may permit an optionee to have shares of Common Stock that otherwise would be delivered to such optionee as a result of the exercise of an option converted into amounts credited to a deferred compensation account established for such optionee by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the fair market value of such shares of Common Stock as of the date when they otherwise would have been delivered to such optionee. A deferred compensation account established under this Subparagraph (b)(ix) may be credited with interest or other forms of investment return, as determined by the Committee. An optionee for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such optionee and the Company. If the conversion of options is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such conversion, including (without limitation) the settlement of deferred compensation accounts established under this Subparagraph (b)(ix).

     (c) Incentive Stock Options. An option which is designated as an "incentive stock option" is intended to qualify as an incentive stock option as defined in subsection (b) of Section 422 of the Code, and the provisions of this Plan and the terms of any such option shall be interpreted accordingly. An incentive stock option may only be issued to employees of the Company or its Subsidiaries, may only be exercised until the date which is three months after the optionee's employment by the Company or its Subsidiaries has been terminated (except where such termination is by reason of disability (as described above), where the three month period is extended to one year, or death, where this requirement does not apply), and for purposes of incentive stock options, employment shall mean continuous employment (either full or part time) within the meaning of Treasury Regulation Section 1.4217(h)(2). Incentive stock options shall expire in all events after the expiration of ten years from the date of its grant.

     7. PERFORMANCE-BASED STOCK AWARDS

     (a) Grants. Subject to the provisions of the Plan, including but not limited to the provisions of Subparagraphs (b), (c) and (d) of this Paragraph 7 of the Plan, the Committee shall have full and final authority in its discretion
(a) to determine the employees to be awarded Performance-Based Stock Awards; (b) to determine the number of shares of Common Stock which may be issued pursuant to each Performance-Based Stock Award; (c) to determine the time or times at which the Performance-Based Stock Awards will be granted; (d) to determine the Plan Cycle and Award Period Objectives, as such terms are hereinafter defined, with respect to each Performance-Based Stock Award; and (e) to prescribe the form or forms of the instruments evidencing the awards under the Plan (which forms shall be consistent with the Plan but need not be identical).

     (b) Term of Performance-Based Stock Awards. All Performance-Based Stock Awards granted under the Plan shall be subject to the following provisions:

          (i) General. The Committee may award Performance-Based Stock Awards which will entitle the employee to whom the award is made to be issued shares of Common Stock upon the expiration of the Plan Cycle if the Award Period Objectives with respect to such Performance-Based Stock Awards specified in the award are attained.

          (ii) Award Period Objectives. Each fiscal year that awards are made under the Plan, the Committee shall establish a schedule of Award Period Objectives applicable to Awards granted in that year.

               (A) A Separate schedule of Award Period Objectives may be established for Awards to (I)a defined group of employees, such as the employees of a Subsidiary, Affiliate, Joint Venture Company or division or group within the Company, or (II)an individual employee.

               (B) As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Stock Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units, or the Company as a whole. The business criteria shall be as follows, individually or in combination:(I) net income; (II) earnings per share; (III) revenue targets; (IV)net sales growth; (V)market share; (VI)operating income; (VII)expense targets;
          (VIII) working capital targets; (IX) operating margin; (X)return on equity; (XI) return on assets; (XII) market price per share;
          (XIII)total return to stockholders; (XIV)cash flow; (XV)return on investment; (XVI)earnings before interest, taxes, depreciation and amortization; (XVII) global profit contribution and cash flow; (XVIII)economic value added; and (XIX)objectively quantifiable customer satisfaction. In addition, the performance targets may include comparisons to performance of other companies. Such comparisons may be measured by one or more of the foregoing business criteria. The Committee may provide in any target award that any evaluation of performance exclude any of the following events that occurs during a performance period: (a) asset write-downs;
          (b)litigation or claim judgments or settlements; (c)the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e)any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f)acquisitions or divestitures; and (g)foreign exchange gains and losses.

               (C) The Committee will establish in writing the Award Period Objectives applicable to a given period. Such Award Period Objectives will state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such Award Period Objectives are obtained. The Committee will also establish in writing the individual employees or class of employees to which such Award Period Objectives apply. The Committee will establish such Award Period Objectives and the employees to which such Award Period Objectives apply no later than 90 days after the commencement of the relevant period (but in no event after 25% of such period has elapsed).

               (D) No Performance-Based Stock Award will be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the Award Period Objectives (and any other material terms)applicable to such period have been satisfied.

               (E) After establishment of an Award Period Objective, the Committee shall not revise such Award Period Objective or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m)of the Code)upon the attainment of such Award Period Objective. Nothwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such Award Period Objective.

               (F) Award Period Objectives may be stated in terms of results at the end of the Plan Cycle, of cumulative results during the entire Plan Cycle, in terms of results during each fiscal year within the Plan Cycle, or any combination of the above.

               (G) The attainment of any Award Period Objectives established by the Committee shall be determined by the Committee and its determination shall be conclusive and binding on the employee, any beneficiary of the employee, and the Company. In making such determination, the Committee may refer to and rely upon the certified financial statements contained in the Company's annual report filed with the Securities and Exchange Commission, other financial statements of the Company, relevant economic or financial indices, reports prepared by the Company's independent public accountants or, with respect to business objectives not stated in financial terms, upon reports or statements of officers of the Company.

          (iii) Termination of Employment. If the employment of any employee to whom a Performance-Based Stock Award is made (the "grantee") shall be terminated by the Company, Subsidiary, an Affiliate, or a Joint Venture Company, as the case may be, with or without cause, or by the grantee for any reason during the performance period, or as result of death, the Performance-Based Stock Award and the right to receive shares of Common Stock which may have been earned under the Award shall be forfeited. Notwithstanding the foregoing, in the case of termination due to death or disability (as described above), the Committee, in its discretion, may waive such forfeiture, or may determine that only a portion of the Performance-Based Stock Award shall be forfeited pursuant to the foregoing provisions of this Subparagraph. Performance-Based Stock Awards which are not forfeited pursuant to the provisions of this subparagraph shall remain subject to forfeiture pursuant to the terms of the Award.

          (iv) Plan Cycle. All Performance-Based Stock Awards under the Plan shall have a Plan Cycle of not less than two fiscal years nor more than five fiscal years. The first fiscal year shall be the year in which the award is made or the year following.

     (c) Rights under Performance-Based Stock Awards. Until shares of Common Stock are issued pursuant to a Performance-Based Stock Award, the grantee shall have no right to receive dividends or other distributions with respect to such shares or to vote such shares. The grantee's rights with respect to a Performance-Based Stock Award shall not be transferable other than by last will and testament, or by the laws of descent and distribution. In the event of the death of the grantee, his or her estate or any person who acquires his or her interest in the Performance-Based Stock Award by bequest or inheritance or by reason of the death of the grantee, shall only have such rights, if any, with respect to the decedent's Performance-Based Stock Award as the Committee, pursuant to Subparagraph 7(b)(iii) may determine.

     (d) Alternative Cash Awards. The Committee may provide in the terms of the Performance-Based Stock Award that a grantee of Performance-Based Stock Awards may elect, at such time as the Committee may specify, to receive cash in lieu of, and in an amount equal in value to, all or part of the shares of Common Stock which would otherwise be issued to the grantee.

     8. RESTRICTED STOCK

     (a) Awards. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (i) to determine the employees to be awarded shares of Common Stock as Restricted Stock (shares subject to forfeiture); (ii) to determine the number of shares of Common Stock which shall be issued pursuant to each award; (iii) to determine the time or times at which the awards will be granted; (iv) to determine whether the vesting of the Restricted Stock will be based upon, in any manner, achievement of performance targets; (v) to determine the period (the "Restricted Period") during which the shares of Restricted Stock shall be subject to forfeiture in whole or part; (vi) to provide or not to provide for forfeiture of Restricted Stock in whole or in part (in addition to forfeiture on account of termination of employment as provided in Subparagraph 8(d)) if specified Award Period Objectives (of the kind described in Paragraph 7(b)(ii)) are not met during the Restricted Period; and
(vii) to prescribe the form or forms of the instruments evidencing the awards of Restricted Stock under the Plan (which forms shall be consistent with the Plan but need not be identical).

     (b) Restricted Period. During the Restricted Period the grantee shall not be permitted to sell, transfer, pledge or assign the shares of Restricted Stock, except that such shares may be used, if the award permits, to pay the option price of any option granted under the Plan (or any prior stock option plan of the Company), provided an equal number of shares delivered to the optionee shall carry the same restrictions and be subject to the same provisions regarding forfeiture as the shares so used.

     (c) Death or Permanent Disability. Shares of Restricted Stock shall not be forfeited as a result of the grantee's death or his or her termination of employment by reason of permanent disability, as determined by the Committee. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Such shares shall remain subject to forfeiture if the Award Period Objectives, if any, specified in the award are not met.

     (d) Termination of Employment. Shares of Restricted Stock shall be forfeited and revert to the Company upon the grantee's termination of employment during the Restricted Period for any reason other than death or permanent disability, except to the extent the Committee, in its discretion, determines that a lesser number of shares of Restricted Stock or no shares of Restricted Stock shall be forfeited pursuant to the foregoing provisions of this subparagraph (d).

     (e) Stock Certificates. Stock certificates for Restricted Stock shall be registered in the name of the grantee but shall be appropriately legended and returned to the Company by the grantee, together with a stock power, endorsed in blank by the grantee. The grantee shall be entitled to vote shares of Restricted Stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property (other than cash) shall also be subject to the same restrictions.

     (f) Lapse of Restrictions. Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restricted Period and the Company shall deliver new certificates with the restrictive legend deleted evidencing such stock.

     9. PERFORMANCE AWARDS

     (a) Performance Awards may be granted at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of such Performance Awards granted to each employee. Such performance awards may be in the form of shares of Common Stock or cash. Performance Awards may be granted as either long-term or short-term incentives. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

     (b) The Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of such targets the Committee shall have precluded its authority to make such adjustments.

     (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee.

     10. CHANGE OF CONTROL

     (a) Definitions:

          (i) A "Change of Control" shall be deemed to have occurred if (a) any "Person" (as hereinafter defined) hereafter becomes the beneficial owner (as defined in Rule.13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of 25% or more of the Company's then outstanding shares of Class B Common Stock and the number of shares of Class B Common Stock so owned is equal to or greater than the number of shares of Class B Common Stock then owned by any other Person, or (b) individuals who constituted the Board on January 1, 1991 (the "Incumbent Board") cease for any reason to constituted at least 64% of the full Board, provided that any person becoming a director subsequent to such date whose election or nomination for election by the Company's shareholders was approved by a vote of at least 64% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall, for purposes of this clause (b), be considered as though such person were a member of the Incumbent Board.

          (ii) The term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person," as such term is used in Section 14(d) of the Exchange Act, other than the Company, an affiliate of the Company, any employee stock ownership plan, or other employee benefit plan(s) sponsored or maintained by the Company or any affiliate, except that for purposes of clause (a) of Subparagraph 10(a)(i), a Person shall not be deemed to be a new or different Person by reason of a change or changes in the composition of the "persons" constituting a Person unless a majority of the Incumbent Board (at a meeting of the directors or by written action signed by such majority) determines that a Change of Control has occurred.

     (b) Effect on Stock Options. Notwithstanding any other provision to the contrary, upon a Change of Control (as hereinabove defined), all options granted under the Plan shall become immediately exercisable up to the full number of shares covered by the option. In addition, following a Change of Control, the optionee may elect to surrender such option (in whole or in part) and to receive in exchange for the option (or the part thereof) surrendered within five days after such surrender, an amount in cash equal to the number of shares covered by the option (or the part thereof) surrendered multiplied by the excess of (a) the higher of (x) the closing price for the shares covered by the option (or the part thereof) surrendered as reported by the New York Stock Exchange (or any exchange on which the shares may be listed) on the date of such surrender or, if no shares were traded on that date, on the next preceding date on which the shares were traded, or (y) the highest per share price for shares of the same class actually paid in connection with any such Change of Control, over (b) the exercise price of the shares covered by the option (or the part thereof) surrendered. The optionee must exercise the election granted herein within 60 days after such Change of Control occurs or within seven months after the date of the option, whichever period expires later.

     (c) Effect on Performance-Based Stock Awards and Performance Awards. The Committee shall specify in the award whether, and to what extent, in the event of a Change of Control, an employee shall be issued shares of Common Stock or cash with regard to Performance-Based Stock Awards and Performance Awards held by such employee.

     (d) Effect on Restricted Stock. Following a Change of Control, all shares of Restricted Stock which would otherwise remain subject to the restrictions provided for in the Award shall be free of such restrictions.

     11. LEGAL REQUIREMENTS. The exercise of an option, payment by delivery of the Company's Common Stock or Class B Common Stock, the issuance of shares pursuant to such exercise or pursuant to a Performance-Based Stock Award or Performance Award, and the subsequent transfer of such shares or the transfer of shares of Restricted Stock shall be conditioned upon compliance with the listing requirements of any securities exchange upon which the Common Stock or Class B Common Stock of the Company may be listed, the requirements of the Securities Act of 1933 and the Exchange Act, and the requirements of applicable state laws relating to authorization, issuance or sale of securities, and the Committee may take such measures as it deems desirable to secure compliance with the foregoing.

     12. CHANGE IN CAPITAL STOCK. The total number of shares for which options may be granted under the Plan, the number of shares of Common Stock which may be awarded under the Plan generally or to any individual (directly or pursuant to Performance-Based Stock Award or Performance Award), the number of shares covered and the purchase price of any option granted under the Plan, the number of shares covered by a Performance-Based Stock Award or a Performance Award, or the number of shares of Restricted Stock which are subject to forfeiture, and the Award Period Objectives or performance targets shall be appropriately adjusted for any change in the outstanding shares of Common Stock of the Company through recapitalization, stock split, stock dividend or other change in the corporate structure or through merger or consolidation in which the Company is the surviving corporation; provided, however, that any such arithmetic adjustment to a Performance-Based Stock Award or Award Period Objective shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award or objective. Such adjustments and the manner of application thereof shall be determined by the Committee in its discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option or to be issued pursuant to a Performance-Based Stock Award, Performance Award, or Restricted Stock.

     13. DISSOLUTION, LIQUIDATION OR MERGER. In the event of a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, or in the event of a sale of all or substantially all of the assets of the Company, any outstanding options hereunder shall terminate, provided that each optionee shall, in such event, have the right upon the adoption by the Board of Directors or shareholders of the Company of a plan or resolutions approving or authorizing such dissolution, liquidation, or merger, consolidation in which the Company is not the surviving corporation, or such sale of assets, to exercise his or her option in whole or in part, without regard to whether the right to exercise such option shall have otherwise accrued. The Committee may specify in each Performance Award, or may thereafter determine whether, and to what extent, the employee shall be issued shares of Common Stock with respect to such award in the event such plan or resolutions are adopted. In the event such plan or resolutions are adopted, all shares of Restricted Stock shall fully vest and no longer be subject to forfeiture.

     14. RIGHT TO TERMINATE EMPLOYMENT; BENEFITS UNDER OTHER PLANS. The right of the Company or any of its Subsidiaries, Affiliates or Joint Venture Companies, to terminate or change the employment of any employee at any time with or without cause shall not be restricted by this Plan or the grant of an option or the grant of Performance-Based Stock Awards or Performance Awards or Restricted Stock hereunder. No employee shall be deemed to receive compensation or realize earnings for purposes of determining benefits under any pension, profit sharing, life insurance, salary continuation or other employee benefit plan as a result of receiving or exercising an option pursuant to the Plan or as a result of receiving or retaining a Performance-Based Stock Award, Performance Award, Restricted Stock or cash in lieu thereof.

     15. COMPETITION WITH THE COMPANY

     (a) The Committee, in its discretion, may include as a term of any employee's option agreement a provision that, if the employee voluntarily terminates his or her employment with the Company or its Subsidiaries, Affiliates, or Joint Venture Companies, or is terminated for cause (as determined by the Committee), and within a period of six months after such termination shall, directly or indirectly, engage in a competing activity (as hereinafter defined), the employee shall be required to remit to the Company, with respect to the exercise of any option by the employee on or after the date six months prior to such termination an amount equal to the excess of:

          (i) the fair market value per share of the Company's Common Stock on the date of exercise of such option multiplied by the number of shares with respect to which the option is exercised, over

          (ii) the aggregate purchase price for such number of shares.

     (b) The Committee may, in its discretion, as a condition of any award to an employee of a Performance-

Based Stock Award, Performance Award or Restricted Stock, provide that, if the employee voluntarily terminates his or her employment with the Company or is terminated for cause (as determined by the Committee), and within a period of six months after such termination shall, directly or indirectly, engage in a competing activity (as hereinafter defined), the employee shall be required to remit to the Company, with respect to any shares of Common Stock issued or if issued subject to any conditions, with respect to any shares which became fully vested on or after the date six months prior to such termination, the fair market value of such shares on the date of issuance or vesting, as applicable.

     (c) Any remittance to the Company required by Subparagraphs (b) or (c) shall be payable in cash or by delivery of shares of Common Stock of the Company duly assigned to the Company or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date of issuance or vesting.

     (d) Neither of the foregoing provisions of this Paragraph 15 shall apply in the event of a Change of Control as defined in Subparagraph 10(a) or in the event of a dissolution, liquidation, merger or consolidation referred to in Paragraph 13.

     (e) For purposes of this Paragraph 15 (except as otherwise defined in the option agreement or award), an employee is deemed to be "engaged in a competing activity" if he or she owns, manages, operates, controls, is employed by, or otherwise engages in or assists another to engage in any activity or business which competes with any business or activity of the Company in which the employee was engaged or involved, at the time of the employee's termination.

     16. WITHHOLDING TAX. The Committee may adopt and apply rules that will ensure that the Company will be able to comply with applicable provisions of any federal, state or local law relating to the withholding of tax on amounts includible in the employee's income, including but not limited to the amount, if any, includible in income on the exercise of an option or the expiration of the Plan Cycle or the Restricted Period. A grantee of a Performance-Based Stock Award, Performance Award or Restricted Stock shall be required to pay withholding taxes to the Company; in the case of Restricted Stock upon the expiration of the Restricted Period or such earlier date as may be required by an election pursuant to Section 83 of the Code, and in the case of a Performance-Based Stock Award or Performance Award upon issuance of the Common Stock or cash. The grantee of a non-qualified option shall be required to pay withholding taxes to the Company upon the exercise of the option. The Company shall have the right in its discretion, with the consent of the grantee, and subject to compliance with any applicable rules and regulations of the Securities and Exchange Commission, to satisfy the withholding tax liability arising from the exercise of a non-qualified option, the issuance of stock arising from a Performance-Based Stock Award, or a Performance Award, or the release of Restricted Stock, by retaining shares of Common Stock or cash otherwise deliverable to the grantee pursuant to procedures approved by the Committee.

     17. MODIFICATION AND TERMINATION OF PLAN. The Board of Directors may at any time terminate, in whole or in part, or from time to time modify the Plan. Notwithstanding the foregoing, the Board of Directors shall not, without the approval of the shareholders increase the number of shares of stock available for grants of options or grants of awards under the Plan or the number of shares of stock available for grants of options or awards in any one calendar year to any one individual under the Plan. disqualify any incentive stock options granted under the Plan; increase the maximum amount which can be paid to an individual under the Plan; change the types of business criteria on which Performance-Based Stock Awards are to be based under the Plan; or modify the requirements as to eligibility for participation in the Plan.

     Notwithstanding any such modification of the Plan, any option or award theretofore granted to an employee under the Plan shall not be affected except pursuant to Paragraph 18, below.

     18. MODIFICATION OF OPTIONS AND AWARDS. Subject to all of the provisions of the Plan, the Committee may at any time and from time to time, with the consent of the optionee or grantee, amend any stock options or awards theretofore granted under the Plan provided that the option or award as amended, together with any other consideration provided, is reasonably deemed to be of equivalent economic value to the option or award prior to such amendment.

     19. EFFECTIVE AND TERMINATION DATES. The Plan shall be effective as of June 23, 1999, the date it was adopted by the Committee and ratified by the Board of Directors, but shall be subject to the approval of the shareholders of the Company. The Plan shall be submitted for approval of the shareholders at the first annual meeting of shareholders held subsequent to the adoption of the Plan. If at said meeting or adjournment thereof the shareholders do not approve the Plan, the Plan shall terminate, any options granted hereunder shall terminate and any Performance-Based Stock Awards, Performance Awards or Restricted Stock shall be forfeited.

                                                                       EXHIBIT B

                             JOHN WILEY & SONS, INC
                         EXECUTIVE ANNUAL INCENTIVE PLAN

     1. PURPOSE. The principal purposes of the John Wiley & Sons, Inc. Executive Annual Incentive Plan (the "Plan") are to enable John Wiley & Sons, Inc. (the "Company") to reinforce and sustain a culture devoted to excellent performance, reward significant contributions to the success of the Company, and attract and retain highly qualified executives.

     2. ADMINISTRATION OF THE PLAN. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Governance and Compensation Committee or a subcommittee thereof) and shall be comprised solely of no fewer than two members, all of whom shall be "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Committee shall have all the powers vested in it by the terms of this Plan, including the authority (within the limitations described herein) to select participants in the Plan, to determine the time when cash target awards will be granted, to determine whether objectives and conditions for achieving cash target awards have been met, to determine whether awards will be paid out at the time set forth in Section 4(c) below or deferred, and to determine whether a cash target award or payout of an award should be reduced or eliminated.

     The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and any person granted a cash target award under the Plan.

     The Committee may delegate all or a portion of its administrative duties under the Plan to such officers or other employees of the Company as it shall determine; provided, however, that no delegation shall be made regarding the selection of participants in the Plan, the amount and timing of cash target awards or payouts of awards, or the objectives and conditions pertaining to cash target awards or payouts of awards.

     3. ELIGIBILITY. The Committee, in its discretion, may grant cash target awards to key corporate management executives for each fiscal year of the Company as it shall determine. For purposes of the Plan, key corporate management executives shall be defined as those persons designated as such from time to time by the Committee. Key corporate management executives granted cash target awards for a fiscal year of the Company are referred to as "participants" for such fiscal year.

4. AWARDS.

     (a) Granting of Cash Target Awards. For each fiscal year of the Company commencing with the fiscal year beginning May 1, 1999, each participant shall be granted a cash target award under the Plan as soon as practicable and no later than 90 days after the commencement of such fiscal years, provided, however, that if an individual becomes eligible to participate or, in the discretion of the Committee, an individual becomes eligible for an increased cash target award after such 90 day period that individual may be granted a cash target award or a substitute cash target award for a portion of such fiscal year ending on the last day of such fiscal year if such cash target award is granted after no more than 25% of the period of service to which the cash target award relates has elapsed.

     (b) Performance Targets.

          (i) For each fiscal year of the Company commencing with the fiscal year beginning May 1, 1999, the annual performance target for each cash target award shall be determined by the Committee in writing, by resolution of the Committee or other appropriate action, not later than 90 days after the commencement of such fiscal year, and each such performance target shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the applicable participant if such performance target is attained; provided, however that if an individual becomes eligible to participate or, in the discretion of the Committee, an individual becomes eligible for an increased cash target award after such 90 day period that individual's performance target may be determined by the Committee in writing, by resolution of the Committee or other appropriate action, after no more than 25% of the period of service to which the performance target relates has elapsed.

          (ii) The annual performance target for each cash target award shall be based on achievement of hurdle rates and/or growth in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (A) net income; (B) earnings per share; (C) revenue targets; (D) net sales growth; (E) market share; (F) operating income; (G) expense targets; (H) working capital targets; (I) operating margin; (J) return on equity; (K) return on assets; (L) market price per share; (M) total return to stockholders; (N) cash flow; (O) return on investment; (P) earnings before interest, taxes, depreciation and amortization; (Q)global profit contribution and cash flow; (R) economic value added; and (S) objectively quantifiable customer satisfaction. In addition, the annual performance targets may include comparisons to performance at other companies, such performance to be reviewed by one or more of the foregoing business criteria. In addition, the performance targets may include comparisons to performance of other companies. Such comparisons may be measured by one or more of the foregoing business criteria. The Committee may provide in any cash target award that any evaluation of performance exclude any of the following events that occurs during a performance period: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results; (4) accruals for reorganization and restructuring programs; (5) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (6) acquisitions or divestitures; and (7) foreign exchange gains and losses.

     (c) Payout of Awards. As a condition to the right of a participant to receive cash payout of an award granted under this Plan, the Committee shall first be required to certify in writing, by resolution of the Committee or other appropriate action, that achievement of the award has been determined in accordance with the provisions of this Plan. Awards for a fiscal year shall be payable as soon as practicable following the certification thereof by the Committee for such fiscal year.

     (d) Discretion. After a cash target award has been granted, the Committee shall not increase such cash target award, and after a performance target has been determined, the Committee shall not revise such performance target. Notwithstanding the attainment by the Company and a participant of the applicable targets, the Committee has the discretion, by participant, to reduce, prior to the confirmation of the award, some or all of an award that otherwise would be paid.

     (e) Deferral. The Committee may determine that the payout of an award or a portion of an award shall be deferred, the periods of such deferrals and any interest, not to exceed a reasonable rate, to be paid in respect of deferred payments. The Committee may also define such other conditions of payouts of awards as it may deem desirable in carrying out the purposes of the Plan.

     (f) Maximum Payout per Fiscal Year. No individual participant may receive a cash target award or a payout of an award under the Plan which is more than $2 million on account of any fiscal year.

5. MISCELLANEOUS PROVISIONS.

     (a) Withholding Taxes. The Company (or the relevant subsidiary or affiliate) shall have the right to deduct from all payouts of awards hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payouts.

     (b) No Rights to Cash Target Awards. Except as set forth herein, no person shall have any claim or right to be granted a cash target award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Company or any of its subsidiaries, divisions or affiliates.

     (c) Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payout of any award under the Plan.

6. EFFECTIVE DATE, AMENDMENTS AND TERMINATION.

     (a) Effective Date. The Plan shall be effective as of June 23, 1999, the date on which it was adopted by the Committee and ratified by the Board (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any cash target awards or payouts hereunder. Any cash target awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any cash target award, the Committee specifies otherwise at the time of grant), but no such award may be paid out prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such award shall be cancelled.

     (b) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any cash target awards theretofore granted under the Plan.

     Unless the stockholders of the Company shall have first approved thereof, no amendment of the Plan shall be effective which would: (i) increase the maximum amount which can be paid to any participant under the Plan; (ii) change the types of business criteria on which performance targets are to be based under the Plan; or (iii) modify the requirements as to eligibility for participation in the Plan.

     (c) Termination. No cash target awards shall be granted under the Plan after five (5) years after the Effective Date.

[X] PlEASE MARK VOTES                            REVOCABLE PROXY
    AS IN THIS EXAMPLE                           JOHN WILEY & SONS, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             JOHN WILEY & SONS, INC.

              ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 16, 1999

     The undersigned hereby appoints Bradford Wiley II, William J. Pesce and Josephine A. Bacchi, as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York, on September 16, 1999, 9:30 A.M., Eastern Daylight Savings Time.








                                     -------------------------------------------
Please be sure to sign and date      Date
 this Proxy in the box below.
--------------------------------------------------------------------------------



_____Stockholder sign above_______________Co-holder (if any) sign above_________

                                 CLASS A SHARES

1. The election as directors of all nominees listed below, except as marked tothe contrary.

           For                        With-                      For All
                                      hold                       Except
           [_]                        [_]                          [_]


       Larry Franklin            Henry A. McKinnell, Jr.      Thomas M. Taylor

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) in the space provided below.

--------------------------------------------------------------------------------



2.   Proposal to adopt the Long Term Incentive Plan.

         For                  Against              Abstain
         [_]                    [_]                   [_]


3.   Proposal to adopt the Executive Annual Incentive Plan.

         For                  Against              Abstain
         [_]                    [_]                   [_]


4.   Proposal to amend the Company's Restated Certificate of Incorporation.

         For                  Against              Abstain
         [_]                    [_]                   [_]


5. Proposal to ratify the appointment of Arthur Andersen LLP as independent accountants.

         For                  Against              Abstain
         [_]                    [_]                   [_]


PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.   [_]

The Board of Directors recommends a vote "FOR" all nominees and "FOR" Proposals 2, 3, 4 and 5.

The proxies are directed to vote as specified, and in their discretion on all other matters which may properly come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" the Election of Directors and "FOR" Proposal 2, 3, 4 and 5.



--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.

                             JOHN WILEY & SONS, INC.

--------------------------------------------------------------------------------
     PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY CARD. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Board of Directors recommends a vote "FOR" all nominees and "FOR" Proposals 2, 3, 4 and 5.
--------------------------------------------------------------------------------

             Please mark your vote as indicated in this example [X]

1. The election as directors of all nominees listed below, except as marked to the contrary:

     (01) Larry Franklin

     (02) Henry A. McKinnell, Jr.

     (03) Thomas M. Taylor

                                  With-                               For All
     For                          hold                                Except

     [_]                           [_]                                  [_]

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write the nominee(s') name(s) in the space provided below.

--------------------------------------------------------------------------------

2.   Proposal to adopt the Long Term Incentive Plan.


     For                         Against                              Abstain

     [_]                           [_]                                  [_]

3.   Proposal to adopt the Executive Annual Incentive Plan.


     For                         Against                              Abstain

     [_]                           [_]                                  [_]

4.   Proposal to amend the Company's Restated Certificate of Incorporation.


     For                         Against                              Abstain

     [_]                           [_]                                  [_]

5. Proposal to ratify the appointment of Arthur Andersen LLP as independent accountants.


     For                         Against                              Abstain

     [_]                           [_]                                  [_]

--------------------------------------------------------------------------------

      AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA
      AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA
      AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA
      AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA
      AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA
      AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA


                                     -------------------------------------------
Please be sure to sign and date      Date
 this Proxy in the box below.
--------------------------------------------------------------------------------



_____Shareholder sign above_______________Co-holder (if any) sign above_________



                                 CLASS A SHARES

                                                  ------------------------------
                                                  Will attend Annual Meeting |_|
                                                  ------------------------------

     The Proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" the Election of Directors and "FOR" Proposals 2, 3, 4 and 5.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

     ---------------------------------------------------------------------
               * * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
                    PLEASE READ THE INSTRUCTIONS BELOW * * *
     ---------------------------------------------------------------------

--------------------------------------------------------------------------------
        FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

                 ----------------------------------------------
                 [GRAPHIC] VOTE BY TELEPHONE/INTERNET [GRAPHIC]

                        QUICK * * * EASY * * * IMMEDIATE
                 ----------------------------------------------

Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  Please have this card handy when you call. You'll need it in front of you in order to complete the voting process.

          VOTE BY PHONE: You will be asked to enter the Control Number
                             (look below at right).

OPTION A: To vote as the Board of Directors  recommends on ALL proposals,  press
          1. Your vote will be confirmed.

OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

          Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL NOMINEE, PRESS 0 and listen to the instructions.

          Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same to vote for Items 3, 4 and 5. When asked, you must confirm your vote by pressing 1.

       VOTE BY INTERNET: The web address is www.proxyvoting.com/johnwiley You will be asked to enter the Control Number (look below at right).

       If you vote by telephone or internet, DO NOT mail back your proxy.

                              THANK YOU FOR VOTING

Call * * * Toll Free * * * On a Touch Tone Telephone             FOR TELEPHONE/
                                                                INTERNET VOTING:
              1-888-426-7022 - ANYTIME                           CONTROL NUMBER
                                                                ================
       There is NO CHARGE to you for this call                     MMMMMMMMMMM
                                                                ================

[X] PlEASE MARK VOTES                            REVOCABLE PROXY
    AS IN THIS EXAMPLE                           JOHN WILEY & SONS, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             JOHN WILEY & SONS, INC.

              ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 16, 1999

     The undersigned hereby appoints Bradford Wiley II, William J. Pesce and Josephine A. Bacchi, as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class B Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York, on September 16, 1999, 9:30 A.M., Eastern Daylight Savings Time.








                                     -------------------------------------------
Please be sure to sign and date      Date
 this Proxy in the box below.
--------------------------------------------------------------------------------



_____Stockholder sign above_______________Co-holder (if any) sign above_________

                                 CLASS B SHARES

1. The election as directors of all nominees listed below, except as marked tothe contrary.

           For                        With-                      For All
                                      hold                       Except
           [_]                        [_]                          [_]


          Warren J. Baker, H. Allen Fernald, Gary J. Fernandes, William J. Pesce, William R. Sutherland, Bradford Wiley II and Peter Booth Wiley

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) in the space provided below.

--------------------------------------------------------------------------------



2.   Proposal to adopt the Long Term Incentive Plan.

         For                  Against              Abstain
         [_]                    [_]                   [_]


3.   Proposal to adopt the Executive Annual Incentive Plan.

         For                  Against              Abstain
         [_]                    [_]                   [_]


4.   Proposal to amend the Company's Restated Certificate of Incorporation.

         For                  Against              Abstain
         [_]                    [_]                   [_]


5. Proposal to ratify the appointment of Arthur Andersen LLP as independent accountants.

         For                  Against              Abstain
         [_]                    [_]                   [_]


PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.   [_]

The Board of Directors recommends a vote "FOR" all nominees and "FOR" Proposals 2, 3, 4 and 5.

The proxies are directed to vote as specified, and in their discretion on all other matters which may properly come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" the Election of Directors and "FOR" Proposal 2, 3, 4 and 5.



--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.

                             JOHN WILEY & SONS, INC.

--------------------------------------------------------------------------------
     PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY CARD. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Board of Directors recommends a vote "FOR" all nominees and "FOR" Proposals 2, 3, 4 and 5.
--------------------------------------------------------------------------------

             Please mark your vote as indicated in this example [X]

1. The election as directors of all nominees listed below, except as marked to the contrary:

     (01) Warren J. Baker, (02) H. Allen Fernald,
     (03) Gary J. Fernandes, (04) William J. Pesce,
     (05) William R. Sutherland, (06) Bradford Wiley II and
     (07) Peter Booth Wiley
                                  With-                               For All
     For                          hold                                Except

     [_]                           [_]                                  [_]

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write the nominee(s') name(s) in the space provided below.

--------------------------------------------------------------------------------

2.   Proposal to adopt the Long Term Incentive Plan.

     For                         Against                              Abstain

     [_]                           [_]                                  [_]

3.   Proposal to adopt the Executive Annual Incentive Plan.

     For                         Against                              Abstain

     [_]                           [_]                                  [_]

4.   Proposal to amend the Company's Restated Certificate of Incorporation.

     For                         Against                              Abstain

     [_]                           [_]                                  [_]

5. Proposal to ratify the appointment of Arthur Andersen LLP as independent accountants.

     For                         Against                              Abstain

     [_]                           [_]                                  [_]

--------------------------------------------------------------------------------

      AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA
      AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA
      AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA
      AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA
      AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA
      AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA


                                     -------------------------------------------
Please be sure to sign and date      Date
 this Proxy in the box below.
--------------------------------------------------------------------------------



_____Shareholder sign above_______________Co-holder (if any) sign above_________



                                 CLASS B SHARES

                                                  ------------------------------
                                                  Will attend Annual Meeting |_|
                                                  ------------------------------

     The Proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" the Election of Directors and "FOR" Proposals 2, 3, 4 and 5.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

     ---------------------------------------------------------------------
               * * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
                    PLEASE READ THE INSTRUCTIONS BELOW * * *
     ---------------------------------------------------------------------

--------------------------------------------------------------------------------
        FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

                 ----------------------------------------------
                 [GRAPHIC] VOTE BY TELEPHONE/INTERNET [GRAPHIC]

                        QUICK * * * EASY * * * IMMEDIATE
                 ----------------------------------------------

Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  Please have this card handy when you call. You'll need it in front of you in order to complete the voting process.

          VOTE BY PHONE: You will be asked to enter the Control Number
                             (look below at right).

OPTION A: To vote as the Board of Directors  recommends on ALL proposals,  press
          1. Your vote will be confirmed.

OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

          Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL NOMINEE, PRESS 0 and listen to the instructions.

          Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same to vote for Items 3, 4 and 5. When asked, you must confirm your vote by pressing 1.

       VOTE BY INTERNET: The web address is www.proxyvoting.com/johnwiley You will be asked to enter the Control Number (look below at right).

       If you vote by telephone or internet, DO NOT mail back your proxy.

                              THANK YOU FOR VOTING

Call * * * Toll Free * * * On a Touch Tone Telephone             FOR TELEPHONE/
                                                                INTERNET VOTING:
              1-888-426-7022 - ANYTIME                           CONTROL NUMBER
                                                                ================
       There is NO CHARGE to you for this call                     MMMMMMMMMMM
                                                                ================

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             JOHN WILEY & SONS, INC.

                          PROXY/VOTING INSTRUCTION CARD

     The undersigned hereby appoints Bradford Wiley II, William J. Pesce and Josephine A. Bacchi, as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class B Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York, on September 16, 1999, 9:30 A.M., Eastern Daylight Savings Time.

                                 CLASS B SHARES






       (Continued, and to be marked, dated and signed, on the other side)

                                FOLD AND DETACH HERE

--------------------------------------------------------------------------------

          JOHN WILEY & SONS, INC. -- ANNUAL MEETING, SEPTEMBER 16, 1999

                             YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

     1. Call toll free 1-888-426-7022 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

     2. Via the Internet at www.proxyvoting.com/johnwiley and follow the instructions.

                                       or

     3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE